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                                                                   EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                           CHEROKEE INTERNATIONAL, LLC
                                    AS BUYER

                                       AND

                             PANTA ELECTRONICS B.V.
                                   AS SELLER,

                                   DATED AS OF

                                  MAY 24, 2000


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                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of May 24, 2000 by Cherokee International, LLC, a company formed under the laws of California, or its designated transferee ("BUYER") and Panta Electronics B.V., a private company incorporated under the laws of the Netherlands, with the registered office at Stadsring 47 B, 3811 HN, Amersfoort, the Netherlands ("SELLER").

                                    RECITALS

         A. Seller and Seller's affiliate, Panta Electronics Holdings B.V., a private company incorporated under the laws of the Netherlands, with the registered office at Stadsring 47 B, 3811 HN, Amersfoort, the Netherlands ("PANTA HOLDINGS"), collectively own all of the issued and outstanding shares of capital stock of Industrial and Telecommunications Systems SPRL, a private company with limited liability (SOCIETE PRIVEE A RESPONSABILITE LIMITEE) incorporated under the laws of Belgium, with its registered office at Boulevard de l'Europe 131, 1301 Wavre, Belgium ("ITS SPRL").

         B. Seller and ITS SPRL collectively own all of the issued and outstanding shares (the "SHARES") of Industrial and Telecommunications Systems S.C.A., a commendatory company on shares (SOCIETE EN COMMANDITE PAR ACTIONS) incorporated under the laws of Belgium, with a registered office at Boulevard de l'Europe 131, 1301 Wavre, Belgium (the "COMPANY").

         C. ITS SPRL acts as the statutory manager for the Company.

         D. Mitra Power Systems GmbH, a company organized under the laws of Germany, with a registered office at Otto-Hahn-Str. 9, 34123 Kassel, Germany; Mitra Power Systems Sarl, a company organized under the laws of France, with a registered office at Les Mercuriales, 40, rue Jean Jaures, 93176 Bagnolet, France; and Mitra Power Systems B.V. (the "DUTCH SUBSIDIARY"), incorporated as a private limited liability company according to Dutch law, with a registered office located at Eindhoven, the Netherlands (collectively, the "SUBSIDIARIES") are each a wholly owned subsidiary of the Company.

         E. The business and operations of the Acquired Companies are collectively referred to herein as the "ITS BUSINESS".

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and covenants set forth herein, the parties hereto agree as follows:

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                           SECTION 1 PURCHASE AND SALE

1.1 PURCHASE OF THE SHARES AND ITS SPRL SHARES. On the terms and subject to the conditions of this Agreement, at the Closing (1) Seller shall, and shall cause Panta Holdings to (i) sell and deliver to Buyer all the Shares other than those held by ITS SPRL and (ii) sell and deliver to Buyer all shares of capital stock of ITS SPRL (the "SPRL SHARES") and (2) Buyer shall purchase and accept all (i) Shares other than those held by ITS SPRL and (ii) SPRL Shares. The aggregate purchase price for the Shares and the SPRL Shares shall be equal to and paid in accordance with the terms of Section 1.2 hereof.

1.2 PURCHASE PRICE. As full payment for the sale of the Shares and the SPRL Shares, Buyer shall pay (a) $51,000,000 less (b) an amount, expressed in U.S. dollars (the "Assumed Debt Adjustment") equal to the sum of (i) the amount of unpaid principal and accrued interest on the Closing Date of all indebtedness and other liabilities (other than the Wallonne Subsidies) as set forth on part 1.2(a) of the Schedule of Exceptions and Disclosures hereto (the "SCHEDULE") plus (ii) one half of the unpaid principal of the Wallonne Subsidies on the Closing Date. The difference between $51,000,000 and the Assumed Debt Adjustment is the "Initial Cash Purchase Price," and the indebtedness and other liabilities in clauses (i) and (ii) above are collectively referred to as the "CLOSING ASSUMED DEBT." The Initial Cash Purchase Price shall be subject to adjustment as provided below and in Section 1.5. At the Closing Buyer shall pay Seller in immediately available funds the Initial Cash Purchase Price, minus the positive or negative Tangible Net Worth Difference Estimate, and minus $150,000 which shall be delivered to the escrow agent pursuant to the Escrow Agreement referred to in Section 6.4.2 (collectively, and together with the Assumed Debt Adjustment, the "PURCHASE PRICE"). Notwithstanding any other provision of this
Section 1.2, unless the Tangible Net Worth Difference Estimate is greater than 200,000 Guilders (whether positive or negative), it shall not be included in the calculation of the Purchase Price.

1.3 PAYMENT OF PURCHASE PRICE. At Closing, Buyer shall deposit into an account or accounts established by Buyer and Seller with Deutsche Morgan Grenfell Bank (the "CLOSING BANK"), in immediately available funds, an amount equal to the Purchase Price, less the Assumed Debt Adjustment (the "DEPOSIT"). The Deposit shall be distributed in accordance with the written disbursement instructions executed by Buyer and Seller prior to the Closing.

1.4 CLOSING. The closing (the "CLOSING") of the transactions contemplated by this Agreement (the "CONTEMPLATED TRANSACTIONS") shall take place at the offices of Baker McKenzie, Brussels at Louizalaan 149, 1050 Brussel, at 9:00 a.m., local time, on the first date that is (i) fifteen (15) business days (determined in accordance with custom at the location of the Closing) following the date of this Agreement and (ii) after the satisfaction or waiver of all conditions specified in Sections 6 and 7, or at such other time and place (which may be earlier) as the parties may mutually agree (the "CLOSING DATE").

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1.5   PURCHASE PRICE ADJUSTMENTS.

1.5.1 The Purchase Price will be adjusted as set forth below.

1.5.2 Within forty business days following the Closing, Buyer shall prepare and deliver to Seller a schedule (the "CLOSING SCHEDULE") as of the close of business on the day on which the Closing Date occurs, which shall be prepared on the same basis and using accounting principles, practices and methods consistent with those used to prepare the Pro Forma Year End Balance Sheet and the Preliminary Schedule, which shall detail all of the assets, liabilities, income and expenses of the Acquired Companies along with a detailed calculation of the Closing Tangible Net Worth.

1.5.3 The Seller shall have twenty business days after the delivery by the Buyer to review the Closing Schedule. During this time, Buyer shall, upon request at least one business day in advance, allow Seller reasonable access to the books and records of the Acquired Companies in order that Seller may review the Closing Schedule. In the event that the Seller determines that the Closing Schedule has not been determined on the basis set forth in Section 1.5.2 hereof, Seller shall inform Buyer in writing ("Seller's Objection"), setting forth a specific description of the basis of Seller's Objection and the adjustments to the Closing Schedule which Seller believes should be made, on or before the last day of such twenty business day period. Buyer shall then have ten business days following receipt thereof to review and respond in writing to Seller's Objection. If Buyer and Seller are unable to resolve all of their disagreements with respect to the determination of the Closing Schedule within seven business days following the completion of Buyer's review of Seller's Objection, they shall refer their remaining differences to KPMG or, if KPMG shall be unable or unwilling to so serve, another internationally recognized firm of independent public accountants as to which Buyer and Seller mutually agree (the "CPA Firm"), which shall determine on the basis of the standard set forth in Section 1.5.2, only with respect to the remaining differences so submitted, solely whether the amounts on the Closing Schedule or the amounts in Seller's Objection are more reflective of the calculation required by Section 1.5.2. The parties shall instruct the CPA Firm to deliver its written determination to Seller and Buyer no later than the fifteenth business day after the remaining differences underlying Seller's Objection are referred to the CPA Firm. The CPA Firm's determination shall be conclusive and binding upon Buyer and Seller. The fees and disbursements of, and indemnities required by, the CPA Firm shall be shared equally by Buyer and Seller. Buyer and Seller shall make readily available to the CPA Firm all relevant books and records and any work papers (including those of the parties' respective accountants) relating to the Closing Schedule and all other items reasonably requested by the CPA Firm relating to the Acquired Companies or the Closing Schedule. Seller shall pay to Buyer (or Buyer shall pay to Seller) an amount equal to the amount by which the Initial Cash Purchase Price paid at Closing would have been reduced (or increased) had it been computed utilizing the Change in Tangible Net Worth rather than the Tangible Net Worth Difference Estimate. Notwithstanding any other provision of this Section 1.5.3, no payments in respect of changes in Tangible Net Worth of the Acquired Companies between December 31, 1999 and the Closing Date shall be made pursuant to this Section 1.5.3. unless all

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such payments will result in an aggregate payment by either party of at least
NLG 200,000. All payments made pursuant to this Section 1.5.3. shall be made in full within five business days after the final determination of the Closing Schedule.

               SECTION 2 REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as specifically set forth in the Schedule, Seller represents and warrants to Buyer that all of the statements contained in this Section 2 are true and complete as of the date of this Agreement (or, if made as of a specified date, as of such date), and will be true and complete as of the Closing Date as though made on the Closing Date, except for representations and warranties made as of a specified date. Each exception or response to this Agreement set forth in the Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and relates only to such section.

2.1   ORGANIZATION AND GOOD STANDING.

2.1.1 Each Acquired Company is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of formation, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use.

2.1.2 Part 2.1.2 of the Schedule contains a complete and accurate list for each Acquired Company of its name, its type of corporation, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of, and number of shares held by, each stockholder). Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to qualify could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Seller has delivered to Buyer copies of the Organizational Documents of each Acquired Company, as currently in effect.

2.2   AUTHORITY; AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS.

2.2.1 This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Upon the execution and delivery by the Seller of the Escrow Agreement, the Noncompetition Agreement, and any other documents or agreements required to be executed and delivered hereunder by Seller (collectively, "SELLER'S CLOSING DOCUMENTS"), Seller's Closing Documents will constitute the legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. Seller has all requisite power and authority to execute and deliver this Agreement and Seller's Closing Documents and to perform its obligations under this Agreement and Seller's Closing Documents.

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2.2.2 Neither the execution and delivery of this Agreement by Seller nor the consummation or performance by Seller of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

2.2.2.1 contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Acquired Companies, or (B) any resolution adopted by the board of directors, the managers or the stockholders of any Acquired Company;

2.2.2.2 contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under (A) any material Legal Requirement, or (B) any Order to which any Acquired Company or Seller or Panta Holdings, or any of the assets owned or used by any Acquired Company, may be subject;

2.2.2.3 contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company;

2.2.2.4 contravene, conflict with, or, with or without due notice or the passage of time or both, result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

2.2.2.5 result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any Acquired Company.

         except, in the cases of Sections 2.2.2.2(B), 2.2.2.3, 2.2.2.4 and 2.2.2.5, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.2.3 Except as set forth in part 2.2.3 of the Schedule, neither Seller, Panta Holdings, nor any Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

2.3 CAPITALIZATION. The registered capital of the Company amounts to BEF 219,067,000 represented by 219,067 registered shares, having a nominal value of BEF 1000 each. Seller and ITS SPRL are and will be on the Closing Date the record and beneficial owners and holders of the Shares, which on the closing date will be free and clear of all Encumbrances. Seller owns 219,066 of the Shares, numbered 2 through 219,067, and ITS SPRL owns one (1) of the Shares, numbered 1. The registered capital of ITS SPRL amounts to BEF 750,000, represented by 750 registered shares, having a nominal value of BEF 1000 each Seller and Panta Holdings are and

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will be on the Closing Date the record and beneficial owners and holders of the
SPRL Shares, which will be on the Closing Date free and clear of all Encumbrances. Seller owns 749 of the SPRL Shares, numbered 1 through 749 and Panta Holdings owns 1 of the SPRL Shares, numbered 750. The register entries evidencing the Shares and SPRL Shares and any powers of attorney, endorsements, assignments and other instruments to be executed and delivered to Buyer at the Closing will be valid and binding obligations of Seller or Panta Holdings, enforceable in accordance with their respective terms, and will effectively vest in the Buyer good, valid and marketable title to all the Shares and SPRL Shares to be transferred to the Buyer pursuant to and as contemplated by this Agreement free and clear of all Encumbrances. With the exception of the Shares (which are owned by the Seller and ITS SPRL), and the SPRL Shares (which are owned by Seller and Panta Holdings), all of the outstanding equity securities and other securities of each Acquired Company are owned of record and beneficially by one or more of the other Acquired Companies, free and clear of all Encumbrances, except as set forth in part 2.3 of the Schedule. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable, except the SPRL Shares, which have been paid only to the extent of one-third of their stated capital. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of any Legal Requirement. No Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

2.4 BOOKS AND RECORDS. The books of account, minute books, shareholders' registers, stock record books, and other records of the Acquired Companies, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Acquired Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, the managers and committees of the Boards of Directors of the Acquired Companies, and no meeting of any such stockholders, Board of Directors, managers or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Acquired Companies.

2.5 NO BROKERAGE FEES. No person or entity is entitled to any brokerage commission, finder's fee or like payment from the Company in connection with the transactions contemplated by this Agreement except Bank Boston Robertson Stephens, whose fee will be paid by Seller.

2.6 SUBSIDIARIES. Except for the Subsidiaries, no Acquired Company owns, either directly or indirectly, any interest in any corporation or other Person.

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2.7   FINANCIAL INFORMATION.

2.7.1 STATUTORY ACCOUNTS. Part 2.7.1 of the Schedule includes copies of the audited statutory balance sheets of the Company as at December 31, 1998, and December 31, 1999 (and English translations thereof), and the related statements of income for each of the fiscal years then ended, together with the report thereon of Arthur Andersen LLP, statutory auditor. Such financial statements and notes, if any, fairly present the financial condition and the results of operations of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with Belgian generally accepted accounting principles ("BELGIAN GAAP"); the financial statements referred to in this Section 2.7.1 reflect the consistent application of such accounting principles throughout the periods involved. Except as set forth in part 2.7.1 of the Schedule, no financial statements of any Person other than the Acquired Companies are required by Belgian GAAP to be included in the consolidated financial statements of the Company. Part
2.7.1.2 of the Schedule contains a schedule of the consolidated sales backlog, at March 31, 2000, of the Acquired Companies that Seller reasonably expects the Acquired Companies to fill within four months from such date, which schedule fairly presents the backlog of the Acquired Companies at such date. For purposes of this paragraph, references to "financial statements" include, for the financial statements dated as of and for the period ended December 31, 1999, the English translations of such financial statements.

2.7.2 MANAGEMENT ACCOUNTS. Attached hereto as part 2.7.2 of the Schedule are copies of (a) the audited management accounts of the Company, in respect of the periods ended December 31, 1998, and December 31, 1999, together with the reports thereon of Arthur Andersen LLP, REVISEURS dENTREPISES, (b) the management accounts of the Company in respect of the three months ended March 31, 2000, (c) the unaudited consolidated balance sheets of the Acquired Companies as at December 31, 1999, and the related consolidated statement of income for the fiscal year then ended and (d) the unaudited consolidated balance sheet of the Acquired Companies as at March 31, 2000, together with the consolidated statement of income for the three month period then ended((a) and (b) together, the "MANAGEMENT ACCOUNTS" and (c) and (d) together, the "ACQUIRED COMPANIES ACCOUNTS"). Except as set forth in part
2.7.2. of the Schedule, the Management Accounts and the Acquired Companies Accounts were prepared in accordance with Dutch generally accepted accounting principles ("DUTCH GAAP") consistently applied throughout the periods involved, subject to normal year-end audit adjustments, and, fairly present in all material respects the results of operations and financial condition of the Company.

2.8 ACCOUNTS RECEIVABLE. All accounts receivable of the Acquired Companies that are reflected on the Pro Forma Year End Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (collectively, the "ACCOUNTS RECEIVABLE") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business consistent with past practice. Unless paid prior to the Closing Date, to the Knowledge of Seller the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Pro Forma Year End Balance Sheet or, other than intercompany receivables, on the accounting records of the Acquired Companies as

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of the Closing Date (which reserves are calculated consistent with past practice.

2.9 INVENTORY. All inventory of the Acquired Companies, whether or not reflected in the Pro Forma Year End Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete items and items of below-standard quality, all of which have been reserved for, written off or written down in the Pro Forma Year End Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date, as the case may be, consistent with past practices. To the Knowledge of Seller, the quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Acquired Companies.

2.10 NO UNDISCLOSED LIABILITIES. The Acquired Companies have no indebtedness or other obligations to pay money (whether known or unknown and whether absolute, accrued, contingent or otherwise) and, to Seller's Knowledge, have no other liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise), in all cases except for (x) liabilities or obligations reflected or reserved against in the Pro Forma Year End Balance Sheet or disclosed in part
2.10 of the Schedule and (y) current liabilities incurred in the ordinary course of business consistent with past practice since the date thereof. At the Closing, the Acquired Companies shall not have any indebtedness (other than trade debt incurred in the ordinary course of business consistent with past practice and other indebtedness and accrued liabilities consistent with those identified on the Pro Forma Year End Balance Sheet or the Preliminary Schedule).

2.11 ABSENCE OF CHANGES. Except as set forth in part 2.11 of the Schedule, since December 31, 1999 (the "MANAGEMENT ACCOUNT DATE"), each Acquired Company has conducted its business in the ordinary course, and except as contemplated herein, there has not been:

2.11.1 any change in the capital of any Acquired Company or in any Acquired Company's outstanding securities or any grant of any options, warrants, calls, conversion rights, registration rights or commitments therefor;

2.11.2 any direct or indirect redemption, purchase or other acquisition by any Acquired Company of its capital stock or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

2.11.3 any change in or amendment to the Organizational Documents of any Acquired Company;

2.11.4 any material increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by any Acquired Company to any of its respective directors, managers, shareholders, employees, consultants, or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practices;

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2.11.5 any adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

2.11.6 except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, any work interruptions, labor grievances or material claims filed;

2.11.7 any sale (other than sales of inventory in the ordinary course of business consistent with past practice), Lease, or other disposition of any asset or property of any Acquired Company (other than sales, Leases, and other dispositions of assets that do not in the aggregate exceed $50,000), or mortgage, pledge, or imposition of any lien or other Encumbrance on any material asset or property of any Acquired Company, including the sale, Lease, or other disposition of any of the Intellectual Property Assets;

2.11.8 any acquisition by an Acquired Company or negotiation for the acquisition by an Acquired Company of (by merger, consolidation, purchase of substantial portion of assets or otherwise) any business or the startup of any new line of business;

2.11.9 any merger or consolidation or agreement to merge or consolidate any Acquired Company with or into any other Person;

2.11.10 except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, any cancellation or waiver of any rights or claims of any Acquired Company;

2.11.11 any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, properties or rights of any Acquired Company, except for those customarily contained in such Acquired Company's contracts with customers entered into in the ordinary course of business consistent with past practice;

2.11.12 any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business consistent with the past practice of any Acquired Company;

2.11.13 any breach, amendment or termination of any Contract, license, permit or other material right to which any Acquired Company is a party, except for amendments or terminations in the ordinary course of business consistent with past practice that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.11.14 any capital expenditure or commitment therefor by any Acquired Company, either individually or in the aggregate, exceeding $50,000;

2.11.15 except as set forth in part 2.11.15 of the Schedule, any change in accounting methods or

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practices by any Acquired Company or the revaluation by any Acquired Company of any of its assets; or

2.11.16 any agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

2.12   TAX MATTERS.

2.12.1 Each Acquired Company has timely paid or caused to be paid all material Taxes required to be paid by it. The accruals for Taxes payable in each Acquired Company's most recent financial statements are adequate to cover all material Taxes attributable to periods (or portions thereof) ending on the date of such financial statements, and no material Taxes attributable to periods following the date of such financial statements have been incurred other than in the ordinary course of business.

2.12.2 Each Acquired Company has filed or caused to be filed in a timely and proper manner all material Tax Returns required to be filed by it with the appropriate Tax Authority in all jurisdictions in which Tax Returns are required to be filed, and all such Tax Returns are true, correct, and complete in all material respects.

2.12.3 No Acquired Company has requested or caused to be requested any extension of time within which to file any material Tax Return, which Tax Return has not since been filed.

2.12.4 Each Acquired Company has made available to Buyer true, correct and complete copies of all Tax Returns filed by or on behalf of it for all taxable periods ending on or after December 31, 1998.

2.12.5 No Acquired Company has been notified in writing by any Tax Authority of any material issues relating to Taxes in connection with any Tax Return filed by or on behalf of it. There are no pending Audits relating to an Acquired Company and no (i) waivers of statutes of limitations or (ii) powers of attorney (or similar authority) have been given by (or requested from) an Acquired Company that are currently outstanding. Except as set forth in Part 2.12.5 of the Schedule, no unresolved deficiencies or additions to Taxes have been proposed, asserted, or assessed against any Acquired Company. No Acquired Company has received notice from any Tax Authority in a jurisdiction in which such Acquired Company does not file Tax Returns that such Acquired Company is or may be subject to taxation by that jurisdiction.

2.12.6 No liens for Taxes have been filed against any Acquired Company, except for Taxes not yet due or payable and for which adequate reserves have been established on the books and records of such Acquired Company and described in part 2.12.6 of the Schedule.

2.12.7 None of the Acquired Companies are (i) a party to any Tax sharing, Tax allocation or similar agreement with any Person or (ii) bound by any closing agreement, offer in compromise

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or other agreement with any Tax Authority.

2.12.8 None of the Acquired Companies are organized as (i) a SOCIETE ANONYME under Belgian or French law, (ii) a NAAMLOZE VENNOOTSCHAP under the laws of the Netherlands or (iii) an AKTIENGESELLSCHAFT under German Law.

2.12.9 TAX ELECTION. Attached hereto as Part 2.12.9 of the Schedule are, for each Acquired Company, an Internal Revenue Service Form 8832 "Entity Classification Election" (the "FORMS"). Seller has not revoked any election made pursuant to the Forms (or otherwise amended any Form).

2.12.10 NET OPERATING LOSSES. Notwithstanding any other provision set forth in this Agreement, Seller makes no representation or warranty concerning the availability or amount of any net operating losses reflected on any tax return filed by any Acquired Company as shown on any of the Financial Statements

2.13 REAL PROPERTY AND LEASEHOLDS. Part 2.13 of the Schedule sets forth a complete list and the location of all real property that is owned or used by any Acquired Company or that is reflected as an asset of any Acquired Company on the Pro Forma Year End Balance Sheet (the "REAL ESTATE"). True and complete copies of (i) the deed conveying all Real Estate owned by any Acquired Company ("OWNED REAL PROPERTY"), and (ii) all documents evidencing all Encumbrances upon the Owned Real Property have heretofore been furnished to Buyer. To the Knowledge of Seller, there are no Proceedings or conditions affecting any Owned Real Property that could reasonably be expected to materially curtail or interfere with the use of such property in the manner presently used by the Acquired Companies. Neither Seller nor any Acquired Company Subsidiary is a party to any Lease, assignment or similar arrangement under which Seller or any Acquired Company is a lessor, assignor or otherwise makes available for use by any third party any portion of the Owned Real Property.

2.13.1 Since January 23, 1998, neither Seller nor any Acquired Company has received any notice of, or other writing referring to, any requirements or recommendations by any insurance company that has issued a policy to Seller or any Affiliate of Seller, including, but not limited to any Acquired Company, covering any part of the Owned Real Property, requiring or recommending any repairs or work to be done on any part of the Owned Real Property, which repair or work has not been completed.

2.13.2 Part 2.13.2 of the Schedule contains a list of all Realty Leases. A true and complete copy of each Realty Lease has heretofore been delivered to, or made available for inspection by, Buyer. To Seller's Knowledge, each Realty Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect. The leasehold estate created by each Realty Lease is free and clear of all Encumbrances, except for Permitted Liens. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no existing defaults by Seller or any Acquired Company under any of the Realty Leases. To the

                                       11

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Knowledge of Seller, no event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default under any Realty Lease. Seller has not received notice, and has no reason to believe, that any lessor under any Realty Lease will not consent (where such consent is necessary) to the consummation of the Contemplated Transactions without requiring any modification of the rights or obligations of the lessee thereunder.

2.14 TITLE TO PROPERTIES; ENCUMBRANCES; CONDITION OF PROPERTIES. Each Acquired Company has good title to all the tangible properties and assets that it purports to own including all the properties and assets reflected in the Pro Forma Year End Balance Sheet (except for property sold since the date of the Pro Forma Year End Balance Sheet in the ordinary course of business consistent with past practice), and the Intellectual Property Assets, which are covered by
Section 2.25, and all of the properties and assets purchased or otherwise acquired by any Acquired Company since the date of the Pro Forma Year End Balance Sheet. All material properties and assets reflected in the Pro Forma Year End Balance Sheet are free and clear of all Encumbrances, except Permitted Liens. The rights, properties and other assets presently owned, Leased or licensed by each Acquired Company and described elsewhere in this Agreement include all such rights, properties and other assets necessary to permit each Acquired Company to conduct their respective businesses in all material respects in the same manner as such businesses have been conducted prior to the date hereof. To the Knowledge of Seller, the plants and structures and equipment owned or used by each Acquired Company are structurally sound (in the case of plants and structures) with no known material defects and are in good operating condition and repair (normal wear and tear excepted) and are adequate for the uses to which they are being put. To the Knowledge of Seller, none of such plants and structures, and, except as set forth in part 2.14 of the Schedule (including the Capital Expenditure Plan referenced therein), none of such equipment, are in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost.

2.15 NO MATERIAL ADVERSE CHANGE. Other than as set forth in part 2.15 of the Schedule, since the Management Account Date, there has not been any material adverse change in the business, properties, prospects, assets, liabilities, condition (financial or otherwise) or results of operations of the Acquired Companies taken as a whole (a "MATERIAL ADVERSE CHANGE"), and no event has occurred or circumstance exists that could, individually or in the aggregate, reasonably be expected to result in such a Material Adverse Change.

2.16 INSURANCE. Part 2.16 of the Schedule sets forth a list and description (accurate in all material respects) of all insurance policies, other insurance arrangements and other contracts or arrangements for the transfer or sharing of insurance risks by any of the Acquired Companies in force on the date hereof with respect to the business or assets of any of the Acquired Companies, together with a statement of the aggregate amount of claims paid out, and claims pending, under each such insurance policy or other arrangement through the date hereof. All such policies are in full force and effect, all premiums due thereon have been paid, and the Acquired Companies are otherwise in compliance in all material respects with the terms and provisions of such policies.

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

2.17 CONTRACTS.

2.17.1 Part 2.17.1 of the Schedule contains a complete and accurate list, and Seller has delivered to, or made available for inspection by, Buyer true and complete copies, of:

2.17.1.1 each Applicable Contract (except for purchase orders in the ordinary course of business) that involves performance of services or delivery of goods or materials by or to any Acquired Company of an amount or value in excess of NLG 230,000 (in the case of Applicable Contracts, the NLG 230,000 level shall be achieved if the Acquired Company's sales to the applicable Person were NLG 230,000 or more in 1999 or are expected to exceed NLG 230,000 in 2000);

2.17.1.2 each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person;

2.17.1.3 each Applicable Contract containing covenants that in any way purport to materially restrict the business activity of any Acquired Company or any Affiliate thereof or materially limit the freedom of any Acquired Company or any such Affiliate to engage in any line of business or to compete with any Person;

2.17.1.4 each power of attorney that is currently effective and outstanding;

2.17.1.5 each Applicable Contract for capital expenditures in excess of NLG 230,000;

2.17.1.6 all contracts between an Acquired Company and any Employee (i) deemed, for the purpose of the definition of Seller's Knowledge in this Agreement, to be an officer or senior manager of Seller or (ii) if such contract (excluding laws, regulations and union rules and contracts incorporated by reference therein) includes any provision triggered by a change of control of the Acquired Company;

2.17.1.7 each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

2.17.2 (a) Except as set forth in part 2.17.2 of the Schedule, neither Seller nor any of its Affiliates (a) has or may acquire any rights or benefits under any Contract with any Acquired Company, (b) has or may become subject to any obligation or liability under any Contract with any Acquired Company or (c) has performed any material services or received or made any payment from or to any acquired Company. All services provided for any Acquired Company by Seller or any of its Affiliates have been on an arms length basis.

2.17.3 Except as set forth in part 2.17.3 of the Schedule, each Contract identified or required to

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

be identified in part 2.17.1 of the Schedule is, to the Knowledge of Seller, in full force and effect and is valid and enforceable in accordance with its terms.

2.17.4 Except as set forth in part 2.17.4 of the Schedule and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Seller's Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract.

2.18 PERMITS. All material permits, permissions, easements, concessions, authorizations, licenses, franchises, consents and exemptions (collectively "PERMITS") required to operate the business of any Acquired Company as presently conducted have been obtained and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, are in full force and effect and to the Knowledge of Seller, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the operation of the business of each Acquired Company does not contravene and has not contravened the conditions of any Permits.

2.19 LEGAL COMPLIANCE. Except as could not, individually or in the aggregate, reasonably be expected to have Material Adverse Effect (i) each Acquired Company has complied in a timely manner and in all respects with all Legal Requirements that affect the business, properties or assets of any Acquired Company, and (ii) no notice, charge, claim, action or assertion has been received any Acquired Company or has been filed, commenced or, to the Knowledge of Seller, Threatened against any Acquired Company alleging any violation of any Legal Requirements. All Governmental Authorizations required under such Legal Requirements to be held or secured by any Acquired Company are in full force and effect, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Governmental Authorizations listed in part 2.19 of the Schedule collectively constitute all of the Governmental Authorizations necessary to permit the Acquired Company to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Acquired Company to own and use their assets in the manner in which they currently own and use such assets except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.20 EMPLOYEE MATTERS.

2.20.1 Part 2.20.1 of the Schedule contains a complete and accurate listing of the employees employed by each Acquired Company as of the close of business on the date immediately prior to the date of this Agreement (collectively the "EMPLOYEES").

2.20.2 No material compensation, salary, benefits, whether monetary or in kind, or bonus

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

increases have been committed or paid out to the Employees by any Acquired Company since the Management Account Date other than in the ordinary course of business consistent with past practice.

2.20.3 There are no material disputes pending nor has notice been received by Seller of any dispute with any of the Employees or any trade union or other organization; nor has, to Seller's Knowledge, such a dispute been Threatened.

2.20.4 Part 2.20.4 of the Schedule lists, as of the date hereof, with respect to each Employee, dates of hire, seniority, wages and bonus, if any, accrued vacation and other material entitlements received by the Employees in connection with their employment by any Acquired Company.

2.20.5 As of the Closing, Jon Shuttleworth will be an Employee of Seller and not be an Employee of any Acquired Company and Seller, not any Acquired Company, will be responsible, financially and otherwise, for every aspect of Mr. Shuttleworth's employment termination and severance.

2.21 EMPLOYEE BENEFIT PLANS.

2.21.1 All employee benefit plans, programs and policies maintained or contributed to by any Acquired Company for the benefit of any Employee are listed in part 2.21.1 of the Schedule (the "BENEFIT PLANS").

2.21.2 All amounts due prior to the Closing Date in respect of each of the Benefit Plans to any insurance company or other relevant third party in connection with the Benefit Plans will have been paid by the Closing Date, except to the extent that under applicable law or accounting principles only book entry reserves are required.

2.22 LITIGATION. There are no Proceedings by or before any Governmental Body pending or, to the Knowledge of the Seller, Threatened against or involving any Acquired Company (except for those Proceedings that, if determined adversely to such Acquired Company, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), or which questions or challenges or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions and to the Knowledge of the Seller there is no valid basis for any such action, proceeding or investigation. No Acquired Company is subject to any Order which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

2.23 PRODUCT LIABILITY. There are not presently pending, or to the Seller's Knowledge, Threatened, any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged hazard or alleged Defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any Product

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

manufactured, distributed or sold by or on behalf of any Acquired Company. Part
2.23 of the Schedule contains a list of all Proceedings commenced or, to the Knowledge of Seller, Threatened, since January 23, 1998 pertaining to a Defect or alleged Defect in any Product. Not more than 5% of the sales made by the Acquired Companies, collectively, in any calendar year, included any written product warranties, indemnifications or guarantees extending for a period of three years or more or any right to return the Product. No Acquired Company has sold any Product on consignment.

2.24 ENVIRONMENTAL. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except for conditions, shown on the environmental report described in Part 2.24 of the Schedule (which exception does not include any condition that is not specifically included in said report or any worsening of any condition specified in said report after the date of said report, in either case whether or not it could have been discovered by further investigation recommended by that report), as they existed at the time of that report:

2.24.1 Each Acquired Company has conducted its business in all material aspects in compliance with all applicable Environmental Laws (as defined below).

2.24.2 No uncontained Regulated Substances Requiring Remedial Action (as defined below) are present on any properties owned or operated by any Acquired Company. To the Knowledge of Seller, no uncontained Regulated Substances Requiring Remedial Action are present on any properties Leased by any Acquired Company.

2.24.3 No Acquired Company has received any notices of violations, demand letters or requests for information from any national, state, regional, local or foreign governmental entity or third party indicating that such Acquired Company is in violation of, or liable under, any Environmental Law.

2.24.4 There are no Proceedings pending or, to the Knowledge of Seller, Threatened against the Company relating to any violation, or alleged violation, of any Environmental Law.

2.24.5 No reports have been filed, or, to the Knowledge of Seller, are required to be filed, by any Acquired Company concerning the Release of any Regulated Substance Requiring Remedial Action or the Threatened or actual violation of any Environmental Law.

2.24.6 No Regulated Substance Requiring Remedial Action has been disposed of, Released, stored or transported in violation of any applicable Environmental Law from any properties owned, Leased or operated by any Acquired Company as a result of any activity of such Acquired Company.

2.24.7 Each Acquired Company is not subject to any liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law.

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2.24.8 For purposes of this Section 2.24: (i) "Environmental Law" means all laws, common law, statutes, regulations, decrees or orders whether of the European Union or Communities or any state, region, country or other applicable Governmental Body applicable to the Company or the Real Estate owned by the Company, relating to pollution, contamination, or protection of the Environment or to the storage, labeling, handling, Release, treatment, manufacture, processing, deposit, transportation, or disposal of substances, regarded as hazardous thereunder and regulated thereby including occupational safety and health matters; (ii) "Environment" means all or any of the following media, namely, the air, water and land; and (iii) "Regulated Substance Requiring Remedial Action" means those substances requiring action to be taken to meet mandatory cleanup levels under Environmental Laws and which actions consist of designing, testing, planning, implementing, supervising, and carrying out any necessary works, operating any plant or process comprised in the works, required to meet the mandatory clean-up levels established by Environmental Laws as at the Closing Date or as may be required by order of any competent authority, and associated monitoring of groundwater and soil sampling.

2.25 TRADEMARKS AND INTELLECTUAL PROPERTY.

2.25.1 Subject to the terms of the documents listed in part 2.25.1 of the Schedule, the Acquired Companies own or have the right to use, without any material payment to any other party, all Intellectual Property Assets, and the Acquired Companies are the sole and exclusive owners or valid licensees of all Intellectual Property Assets to the extent necessary to conduct their business without violation of any intellectual property rights of, or agreements with, others and the consummation of the transactions contemplated hereby will not alter or impair such rights in any material respect. No claims are pending against Seller or any Acquired Company, or to the Knowledge of Seller, Threatened against Seller or Pending or Threatened against any other Person with respect to the validity, enforceability or use of any Intellectual Property Assets. Except as shown by part 2.25.1 of the Schedule, as of the Closing Date, all of the Intellectual Property Assets will be free from any liens, Encumbrances or Licenses, except Permitted Liens. The Acquired Companies do not infringe upon or unlawfully or wrongfully use any intellectual property owned or claimed by another, and, to Seller's Knowledge, (i) no present or former employee of the Seller owns or has any financial or other interest in any of the Intellectual Property Assets and (ii) no other party infringes upon or unlawfully uses any Intellectual Property Assets.

2.25.2 All Patents and Trademark and Copyright registrations and applications that are owned by any Acquired Company and that are material to the conduct of the businesses of such Acquired Company as currently conducted (i) are valid, subsisting, in proper form and enforceable, and have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions and
(ii) have not lapsed, expired or been abandoned, nor are they the subject of any opposition, interference, cancellation proceeding or other Proceeding before any Governmental Body.

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

2.25.3 No Acquired Company has entered into any consent, indemnification, forbearance to sue, settlement agreement or cross-licensing arrangement with any Person relating to any Intellectual Property Asset or any Intellectual Property Asset licensed by an Acquired Company, or the Intellectual Property Asset of any third party, except as contained in the Licenses listed in Part 2.25.3 of the Schedule.

2.25.4 No Acquired Company is, nor will it be, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any License or other agreement relating to any Intellectual Property Asset.

2.25.5 Notwithstanding any other provision of this Section 2.25, with respect to Intellectual Property Assets that are subject to the Licenses specifically listed in part 2.25.5 of the Schedule, which were acquired by the Acquired Companies in connection with the purchase by Seller of ITS from Philips Electronics on January 23, 1998, Seller represents and warrants that the Acquired Companies' use of such Intellectual Property Assets up to, and including, the Closing Date has not infringed upon or unlawfully or wrongfully used any Trademark, Copyright, Patent Trade Secret or other intellectual property as to which another Person has superior rights by virtue of a pre-existing license agreement with Philips, but does not represent or warrant that the continued use by the Acquired Companies of the Intellectual Property Assets will not infringe upon, or be an unlawful or wrongful use of, such Intellectual Property Assets by virtue of any such pre-existing license agreement between such other Person and Philips.

2.26 CERTAIN PAYMENTS. Since January 23, 1998, no Acquired Company or director, officer, agent, or employee of any Acquired Company, or any other Person associated with or acting for or on behalf of any Acquired Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Company or any Affiliate of an Acquired Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies.

2.27 RELATIONSHIPS. Except as set forth in part 2.27 of the Schedule, to the Knowledge of Seller, there has not been any material adverse change in the business relationship of any Acquired Company with any customer who accounted for more than 5% of the Company's annual sales during the period from January 1, 1999 to the date hereof or any supplier from whom the Company purchased more than 5% of its goods or services during the same period.

2.28 DISCLOSURE.

2.28.1 To the Knowledge of Seller, no representation or warranty of Seller in this Agreement and no statement in the Schedule omits to state a material fact necessary to make the statements

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herein or therein, in light of the circumstances in which they were made, not misleading.

2.28.2 With respect to the provisions of this Section 2 that are limited to the Knowledge of Seller, Seller has conducted a reasonable investigation of the matters referred to therein.

2.28.3 No notice given pursuant to this Agreement or any document contemplated hereby will contain any untrue statement or omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

2.28.4 To the Knowledge of Seller, there is no fact that has specific application to any Acquired Company (other than general economic or industry conditions) and that materially adversely affects or, as far as Seller can reasonably foresee, materially Threatens, the properties, prospects, assets, liabilities, condition (financial or otherwise) or results of operations of any of the Acquired Companies that has not been set forth in this Agreement or in the Schedule.


                SECTION 3 REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to and for the benefit of Seller as follows:

3.1 ORGANIZATION AND AUTHORITY. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has all requisite power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use and to enter into this Agreement and to consummate the transactions contemplated hereby. Buyer is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction in which either ownership or use of the properties owned Buyer, or the nature of activities conducted by Buyer, requires such qualification, except where the failure to qualify could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition of Buyer and its subsidiaries. This Agreement and all other agreements herein contemplated to be executed by Buyer in connection herewith have been duly executed and delivered by Buyer, have been effectively authorized by all necessary action and constitute legal, valid and binding obligations of Buyer.

3.2 AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS.

3.2.1 Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the Contemplated Transactions, will conflict with or result in a breach or violation of, or default under, any of the terms, conditions or provisions of (i) any material note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Buyer is a party or by which Buyer or any of its assets or properties are bound, (ii) Buyer's charter documents or bylaws or (iii) any judgment, order, injunction, decree, law, statute, rule or regulation applicable to Buyer or any of its properties or assets excluding from clause (i) and (iii) any

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

breaches, violations or defaults which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition of the Buyer or on the Buyer's ability to consummate the Contemplated Transactions or which arise from the regulatory status of any Acquired Company. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or, to Buyer's knowledge, otherwise proposed by or before any Governmental Body.

3.3 NO BROKERAGE FEES. No person or entity is entitled to any brokerage commission, finder's fee or like payment from Buyer in connection with the Contemplated Transactions, and no actions or agreements of Buyer shall result in any obligations or liability of Seller, or any Acquired Company to make any such payment.

3.4 NO KNOWN AND UNDISCLOSED BREACHES. To the current actual knowledge of Christopher Brothers, Pat Patel, Van Holland and Ian Schapiro, as of the date hereof, there are no conditions or circumstances that would constitute a material breach of Seller's representations and warranties except for those conditions or circumstances that are in Seller's Knowledge.

                 SECTION 4 CERTAIN UNDERSTANDINGS AND AGREEMENTS

4.1 ACCESS AND INVESTIGATION. Between the date of this Agreement and the Closing Date, Seller will, and will cause each Acquired Company and its Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "BUYER'S ADVISORS") reasonable access to each Acquired Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request. Should any of Christopher Brothers, Pat Patel, Van Holland or Ian Schapiro become actually aware of any condition or circumstance that they believe to be outside of Seller's Knowledge, Buyer shall inform Seller of such condition or circumstance promptly, and in any case prior to the Closing.

4.2 CONSENTS AND APPROVALS. As soon as reasonably practicable after the execution and delivery of this Agreement, and in any event on or before the Closing Date, each party will take all necessary actions to obtain all approvals of Governmental Bodies (including any approval required under the HSR Act) and written consent of all Persons whose consent to any respective party's execution of this Agreement and consummation of the Contemplated Transactions is required, in the case of the Seller, in form and substance reasonably acceptable to the Buyer. The Seller will furnish the Buyer with original executed copies of such consents as they are obtained. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require the Buyer, Seller or any of their respective Affiliates (i) to divest any assets or agree to limit their future

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

activities, method or place of doing business, (ii) to commence any litigation against any entity in order to facilitate the consummation of any of the Contemplated Transactions or (iii) to defend against any litigation brought by any Governmental Body seeking to prevent the consummation of, or impose limitations on, any of the Contemplated Transactions.

4.3 CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this Agreement and the Closing Date, Seller will, and will cause each Acquired Company to:

4.3.1 conduct the business of such Acquired Company only in the ordinary course of business consistent with past practice (except for the distribution of cash to the shareholders prior to Closing consistent with this Agreement);

4.3.2 use their Best Efforts to preserve intact the current business organization of such Acquired Company, keep available the services of the current officers, employees, and agents of such Acquired Company, and maintain the relations and good will with suppliers, customers, creditors, business partners and others having business relationships with such Acquired Company;

4.3.3 maintain their respective Facilities, in as good working order and condition as at present, ordinary wear and tear excepted;

4.3.4 perform all of their respective material obligations under existing Applicable Contracts;

4.3.5 keep in full force and effect present insurance policies or other comparable insurance coverage;

4.3.6 maintain material compliance with all Legal Requirements, Orders and Government Authorizations;

4.3.7 maintain present salaries, compensation, benefit, gratification and commission levels for all officers, directors, employees and agents, except for ordinary and customary bonuses and salary increases for employees consistent with past practice;

4.3.8 confer with Buyer concerning operational matters of a material nature;
and

4.3.9 otherwise report periodically to Buyer concerning the status of the business, operations, prospects and finances of each Acquired Company.

4.4 NEGATIVE COVENANT.

4.4.1 Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Seller will not, and will cause each Acquired Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 2.11 of this Agreement (other than the distribution of cash to the shareholders) is likely to occur.

4.4.2 Between the date of this Agreement and the Closing Date, no Acquired Company shall without the prior written consent of Buyer: (i) incur or assume any long-term indebtedness; (ii) pay, repay, discharge, purchase, repurchase or satisfy any indebtedness issued or guaranteed by the Seller or any Acquired Company; (iii) modify the terms of any indebtedness or other liability, other than modifications of short term debt in the ordinary course of business consistent with past practice; (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (v) make any loans, advances or capital contributions to, or investments in, any other Person (other than to or in other Acquired Companies); (vi) enter into any material commitment or transaction (including any capital expenditure not reflected in the Company's 2000 fiscal year budget or any purchase, sale or Lease of a material amount of assets or any Real Estate) other than commitments or transactions with existing customers entered into in the ordinary course of business, consistent with past practice;
(vii) dispose of or permit to lapse any rights to any Intellectual Property Asset or (viii) make any material election with regard to any Taxes or any Tax Return or file any amended Tax Return.

4.5 NOTIFICATION. Seller will promptly notify Buyer in writing, if prior to the Closing Date, it becomes aware of any fact or condition that causes or constitutes a breach of their representations and warranties as of the date of this Agreement, or if, prior to the Closing Date, Seller or any Manager becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedule if the Schedule were dated the date of the occurrence or discovery of any such fact or condition, Seller will promptly deliver to Buyer a supplement to the Schedule specifying such change. If such supplement entitles Buyer to terminate the Contemplated Transaction under Section 9.1 and Buyer, notwithstanding such disclosure, waives its rights under Section 9.1 and proceeds with the Closing, then such supplements will be deemed to have amended the Schedule, to have qualified the representations and warranties contained herein and to have cured any misrepresentations or breach of warranty that might have otherwise existed hereunder by reason of such development. During the same period, Seller will promptly notify Buyer of the occurrence of any breach of any covenant of Seller in this Section 4 or of the occurrence of any event that may make the satisfaction of the conditions in Section 6 impossible or unlikely. Buyer will give prompt written notice to Seller of any development causing a breach of any of Buyer's representations and warranties hereunder or of the occurrence of any event that may make the satisfaction of the conditions in
Section 6 impossible or unlikely.

4.6 PAYMENT OF INDEBTEDNESS BY SELLER AND AFFILIATES OF SELLER. Except as expressly provided in this Agreement, Seller will cause all indebtedness and other obligations owed to an Acquired Company by either Seller or any Affiliate of Seller (other than an Acquired Company) to be paid in full prior to Closing.

4.7 PAYMENT OF TAXES.

4.7.1 Seller shall timely file all Tax Returns required to be filed and pay all Taxes required to be paid, by or with respect to an Acquired Company, for all Taxable Periods ending on or before the Closing Date. All Tax Returns to be filed by Seller shall be prepared in accordance with prior practices. Prior to filing any Tax Return, Seller shall provide Buyer with a proposed draft copy of such return (and all supporting documentation) for Buyer's approval at least thirty (30) days prior to the due date for such return. Buyer shall be deemed to have approved any return prepared by Seller and presented to Buyer unless Buyer objects to Seller in writing not later than fifteen (15) days after receipt of such return. If Buyer and Seller are unable to resolve their disagreements with respect to any Tax Returns prepared by Seller, the matter shall be submitted for determination to KPMG or another internationally recognized accounting firm, the decision of which shall be final. For purposes of this Section 4.7.1, following the Closing, Seller will be deemed to have already paid the amount of Taxes accrued as a liability on the Closing Schedule.

4.7.2 Buyer shall file all Tax Returns required to be filed and pay all Taxes required to be paid, by or with respect to an Acquired Company, for all Taxable Periods ending after the Closing Date.

4.7.3 Any and all sales, transfer, stamp, duty or similar Taxes resulting from the purchase and sale of the Shares and the ITS SPRL Shares shall be paid by Seller.

4.8 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Section 9 (the "EXCLUSIVITY PERIOD"), Seller will not, and will cause each of its Subsidiaries and each of Seller's and its Subsidiarys' Affiliates and Representatives not to, directly or indirectly (x) solicit or entertain offers from, negotiate with or in any manner discuss or consider any Acquisition Proposal with any Person, or (y) disclose in connection with any Acquisition Proposal, any non-public information relating to any Acquired Company or any of their assets or businesses to any Person (except Buyer and its Representatives). Seller shall, and shall cause its Affiliates and Representatives to, immediately discontinue and, during the Exclusivity Period, not resume or otherwise continue any discussions with respect to any Acquisition Proposal existing on or commenced prior to the date hereof (other than, in each case, with Buyer and its Representatives). In addition, during the Exclusivity Period, Seller shall provide Buyer with notice and copies of (or, in the case of an oral Acquisition Proposal, a written summary of) any Acquisition Proposal received by or on behalf of Seller or any of Seller's Affiliates not later than twenty-four hours after receipt.

4.9 BEST EFFORTS. Subject to Section 4.3, between the date of this Agreement and the Closing Date, Seller and Buyer will use their respective Best Efforts to cause the conditions in Sections 6 and 7 to be satisfied.

4.10 RELEASE OF GUARANTEES AND RELEASE OF SUBSIDIARIES. Buyer agrees to take, and, to the extent not in conflict with the other provisions of this Agreement, Seller shall be permitted to take, reasonable steps to assist in the release of Seller from any guarantees, comfort letters, or other security provided by Seller on behalf of any Acquired Companies (as listed on Part 4.10 of the Schedule, the "GUARANTEES"), and Seller shall be permitted to release Seller's guaranty given to the Company pursuant to Articles 103-104 of the Belgian Company Law Act prior to the Closing and, if the Guarantees have not been released prior to or concurrently with the Closing, Buyer will (or if Buyer is not Cherokee International, LLC, Buyer will cause Cherokee International LLC
to) deliver to Seller an agreement indemnifying Seller in the form of EXHIBIT 4.10.

4.11 REMOVAL OF DIRECTOR. Seller shall be permitted to take reasonable steps so that as of the Closing Date, David McLemore shall have resigned as a Director and signatory of any of the Acquired Companies.

                        SECTION 5 POST-CLOSING COVENANTS

5.1 ACCESS TO RECORDS AFTER CLOSING. For a period of three (3) years after the Closing or any longer period for records retention required by applicable law, Buyer shall retain and make available to Seller any of the books and records of each Acquired Company relating to the period before the Closing Date, at any reasonable time during normal business hours for any reasonable purpose. Buyer shall have the right after such period to dispose of any such books or records that are not material in nature.

5.2 REPAYMENT OF PANTA DEBT. Immediately following the Closing, on the Closing Date, Buyer will cause the Acquired Companies to repay any indebtedness (other than trade payables) owed to Seller or any Affiliate of Seller (and included in the Schedule as Closing Assumed Debt) in immediately available funds, as instructed by Seller prior to the Closing.

5.3 RELEASE OF SELLER. Buyer agrees to take reasonable steps to assist in the release of Seller from any guarantees, comfort letters, or other security provided by Seller to, or on behalf of, any Acquired Company.

5.4 CONSULTANT. Immediately following the Closing, Buyer agrees to engage the services of Jon Shuttleworth, as a consultant and not as an employee, for no fewer than four months, to provide consulting services to the Acquired Companies for monthly compensation consistent with the monthly compensation received by him from Seller or the Acquired Companies during the calendar year ended December 31, 1999.

5.5 NOTICE TO INSURERS. Seller agrees that for so long as the indemnity provisions specified in Section 8.2 shall be in effect, it shall provide, promptly, but in no event more than three business days after receipt of notice by Buyer, to the applicable insurer under the insurance policy referred to in
Section 8.11, or any other applicable insurance policy, such notices and information as Buyer requests for the purpose of triggering coverage for claims under such policy.

                  SECTION 6 CONDITIONS TO OBLIGATIONS OF BUYER

         The obligations of Buyer to purchase the Shares under this Agreement and to otherwise effect the Contemplated Transaction hereby are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Section 6 (any of which may be waived by Buyer, in whole or in part).

6.1 REPRESENTATIONS AND WARRANTIES TRUE. Each of the representations and warranties of Seller contained in this Agreement that are qualified as to materiality shall be true and complete and any such representations and warranties that are not so qualified shall be true and complete in all material respects, without giving effect to any supplement to the Schedule, in each case as of the date of this Agreement and as of the Closing Date, except for representations and warranties which are expressly made as of a particular date.

6.2 PERFORMANCE. Each of the obligations of Seller to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed, in all material respects, on or before the Closing Date.

6.3 CONSENTS. All consents of any Person necessary or desirable to the consummation of the Contemplated Transactions, or without which consummation of the Contemplated Transactions could result in a breach or violation of or under any Contract or Legal Requirement, including consents from parties to loans, Contracts, Leases or other agreements and consents from any Governmental Body, except for those consents the lack of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, shall have been or will be obtained, and a copy of each such consent shall have been provided to Buyer prior to or at the Closing.

6.4 ADDITIONAL DOCUMENTS. Each of the following documents must have been delivered to Buyer:

6.4.1 NONCOMPETITION AND CONFIDENTIALITY AGREEMENTS

6.4.1.1 Noncompetition Agreements in the form of Exhibit 6.4.1.1, executed by Seller and Panta Holdings;

6.4.1.2 Confidentiality Agreements in the form of Exhibit 6.4.1.2, executed by Humphrey

Battcock, Chris Stacey and Advent plc;

6.4.2  an Escrow Agreement in the form of EXHIBIT 6.4.2, executed by Seller;

6.4.3.1 an opinion of Baker McKenzie, Brussels, dated as of the Closing Date, as to the matters listed in EXHIBIT 6.4.3.1;

6.4.3.2 an opinion of Baker McKenzie, Amsterdam, dated as of the Closing Date, as to the matters listed in EXHIBIT 6.4.3.2.

6.4.4 releases, in form and substance satisfactory to Buyer, sufficient to release each of the Acquired Companies from any and all obligations, except for those set forth on part 2.17.2(c) of the Schedule, contractual or otherwise, to Seller and Panta Holdings, and their Affiliates.

6.4.5 A certificate of insurance evidencing the insurance policy described in part 8.11 of the Schedule with Seller named as the named insured and Buyer a loss payee under such policy;

6.4.6  Copies of each Acquired Company's Organizational Documents;

6.4.7  A copy of the commercial register records of each Acquired Company;

6.4.8 Buyer shall have received certificates from Seller dated as of the Closing, certifying that the conditions specified in Sections 6.1, 6.2 and 6.3 hereof have been fulfilled, in the form attached as EXHIBIT 6.4.8 hereto; and

6.4.9 Executed documents sufficient to release each of the following instruments:

6.4.9.1 That certain Share Pledge Agreement, dated January 23, 1998 by and between Morgan Grenfell & Co. Limited, as Security Agent and the Pledgors named therein, to the extent of the pledge granted on the Shares;

6.4.9.2 That certain Pledge on Business Assets ("GAGE SUR FONDS DE COMMERCE"), dated January 23, 1998, by and between Morgan Grenfell & Co. Limited and the Company;

6.4.9.3 That certain Proxy to Grant a Mortgage ("MANDAT HYPOTHECAIRE") dated January 23, 1998, granted by the Company to Mr. Toby Varney and Mr. Michael Berry in favor of Morgan Grenfell & Co. Limited as Security Agent;

6.4.9.4 That certain Proxy to Grant a Mortgage ("MANDAT HYPOTHECAIRE") dated July 16, 1998, granted by the Company to Mr. Toby Varney and Mr. Michael Berry in favor of Morgan Grenfell & Co. Limited as Security Agent and Deutsche Bank AG London; and

6.4.10 A letter agreement in the form of EXHIBIT 6.4.10 executed by the parties hereto.

6.5 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

6.6 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. As of the Closing Date, there must not have been made or Threatened by any Person (other than Seller and Panta Holdings) any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Acquired Companies, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares and the SPRL Shares.

6.7 NO PROHIBITION. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

6.8 TRANSFER OF INTEREST IN SHARES. At Closing, Seller and Panta Holdings shall sign all required documents, if any, in order to give effect to the transfer of the Shares and the SPRL Shares. In particular, Seller and Panta Holdings (as appropriate) shall duly sign the respective share register books of the Company and ITS SPRL, recording and effecting the transfer of the Shares and the SPRL Shares, pursuant to this Agreement, or execute valid powers of attorney to that effect.

6.9 CORPORATE MATTERS. In accordance with Section 2.2, the execution and delivery of this Agreement by Seller and the performance of Seller's covenants and obligations hereunder, have been duly authorized by all necessary corporate and other actions of Seller, including, the approval of Seller's board of directors and shareholders. The actions to be taken by Panta Holdings (pursuant to Section 6.8) have been duly authorized by the approval of its board of directors and shareholders. The Buyer shall have received copies of all resolutions required under this Section 6.9, with such resolutions to be certified by a director of the subject entity.

6.10 CASUALTY LOSS. Except as could not, individually or in the aggregate, reasonably to expected to have a Material Adverse Effect, no Acquired Company's business shall have been curtailed or interrupted by any adverse loss, destruction or damage due to fire or other casualty to the assets of that Acquired Company or, if any such loss, destruction or damage shall have occurred, available insurance proceeds shall be sufficient to repair or replace any damaged or lost assets and the proceeds of any such insurance shall have been assigned to Buyer or been used to repair or replace any lost or damaged assets.

6.11 NO MATERIAL ADVERSE CHANGE. Since December 31, 1999, there shall not have been any Material Adverse Change, and no event shall have occurred or circumstance exists that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.


                  SECTION 7 CONDITIONS TO OBLIGATIONS OF SELLER

         The obligations of Seller to sell the Shares under this Agreement and to otherwise effect the Contemplated Transactions hereby are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Section 7 (any of which may be waived by Seller, in whole or in part).

7.1 REPRESENTATIONS AND WARRANTIES TRUE. Each of the representations and warranties of Buyer contained in this Agreement that are qualified as to materiality shall be true and complete and any such representations and warranties that are not so qualified shall be true and complete in all material respects, without giving effect to any supplement to the Schedule, in each case as of the date of this Agreement and as of the Closing Date, except for representations and warranties which are expressly made as of a particular date.

7.2 NO PROCEEDINGS. There shall be no claim, action, suit, investigation or other proceeding instituted after the date of this Agreement by a third party before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the Contemplated Transactions.

7.3 ADDITIONAL DOCUMENTS. Buyer must have caused the following documents to be delivered to Seller:

7.3.1 an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated as of the Closing Date, as to the matters listed in EXHIBIT 7.3.1;

7.3.2 an Escrow Agreement in the form of EXHIBIT 6.4.2, executed by Buyer; and

7.3.3 a certificate from Buyer, dated as of the Closing, certifying that the conditions specified in Sections 7.1 and 7.2 hereof have been fulfilled, in the form attached as EXHIBIT 7.3.3 hereto.

7.4 APPROVALS. All material Governmental Authorizations to the Contemplated Transactions hereby shall have been duly obtained.

7.5 TRANSFER OF INTEREST IN SHARES. At Closing, Buyer shall sign all required documents, if any, in order to effect to the transfer of the Shares and the SPRL Shares. In particular, Buyer shall duly sign the respective share register books of the Company and ITS SPRL, recording and effecting the transfer of the Shares and the SPRL Shares, pursuant to this Agreement, or execute valid powers of attorney to that effect.

7.5.1 The Purchase Price shall be delivered by Buyer to Seller as required by
Section 1.2 above.


                     SECTION 8 INDEMNIFICATION BY SELLER AND
                    SURVIVAL OF REPRESENTATION AND WARRANTIES

8.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE. All representations, warranties, covenants, and obligations in this Agreement, the Schedule, the certificate delivered pursuant to Section 6.4, and any other certificate or document delivered pursuant to this Agreement will survive until one year and six months after the Closing Date; PROVIDED, HOWEVER, that the representations and warranties contained in Sections 2.1.1, 2.2, 2.3, 2.12 and, to the extent that it relates to a matter included in Sections 2.1.1, 2.2, 2.3, 2.12, Section 5.5, shall survive until 60 days following the close of the applicable statute of limitations (including any tolling thereof) has expired. Subject to Section 4.5 and notwithstanding Sections 3.4 and 4.1, the right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.

8.2 INDEMNIFICATION BY SELLER. Subject to the limitations of this Section 8, Seller shall indemnify, defend, and hold harmless Buyer and each Acquired Company and their respective Representatives, stockholders, controlling persons and Affiliates (collectively, the "INDEMNIFIED PERSONS") against and in respect of any loss, liability, claim, damage, or expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "DAMAGES") that any Acquired Company or Buyer shall incur or suffer, which arise, result from, or relate to, directly or indirectly, (i) any breach of any of the representations contained in Section 2 of this Agreement or in any of Seller's Closing Documents, (ii) any failure by Seller to perform any of its covenants or agreements in this Agreement or in any schedule, certificate, exhibit, agreement or other instrument furnished or to be furnished by Seller or the Company under this Agreement, (iii) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or any Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions, (iv) any Taxes of the Acquired Companies attributable to periods (or portions thereof) ending on or prior to the

Closing Date to the extent such Taxes exceed any accrual for Taxes on the Closing Schedule or (v) any claim identified on EXHIBIT 8.2 hereof. Buyer and Seller agree that the absence of the phrase "diminution in value" in the definition of "Damages" shall not be dispositive of whether, or under what circumstances, diminution in value is an appropriate measure of damages. Notwithstanding the foregoing, Seller shall not be required to indemnify Buyer for any Damages relating to Taxes (other than for the matters set forth as item 1 in part 2.12.1 of the Schedule which shall be entirely the responsibility of Seller, and for which Seller shall provide indemnity hereunder) until the amount of such Damages exceeds the amount of tax benefit obtained by the Acquired Companies through the use of Acquired Company net operating losses (other than those relating to the restructuring provision, the long-term service award provision and the technical warranty provision in the audited statutory balance sheet of the Company as at December 31, 1999) as of the Closing Date.

8.2.1 The remedies provided for in this Section 8.2 shall constitute the exclusive remedy of Buyer from and against any and all Damages described in
Section 8.2; provided, however, that the foregoing shall not in any way limit claims for fraud or specific performance or other equitable relief.

8.3 INDEMNIFICATION BY BUYER. Buyer shall indemnify defend, and hold harmless Seller against and in respect of any and all Damages that Seller shall incur or suffer, which arise, result from, or relate to, directly of indirectly, any breach of, or failure by Buyer to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit, agreement or other instrument furnished or to be furnished by Buyer under this Agreement.

8.4 LIMITATION OF INDEMNIFICATION CLAIMS.

8.4.1 Seller will have no liability (for indemnification or otherwise) with respect to the matters described in clauses (i) or (ii) of Section 8.2 (other than with respect to a breach of a representation and warranty contained in
Section 2.1.1, 2.2, 2.3 or 2.12) until the total of all Damages with respect to such matters exceeds $250,000. In addition, the aggregate amount of Damages payable by Seller pursuant to clauses (i) and (ii) of Section 8.2 shall be limited to $15,000,000, PROVIDED; HOWEVER, that the aggregate amount of Damages payable by Seller with respect to breaches of representations and warranties contained in Sections 2.1.1, 2.2, 2.3 and 2.12 shall be limited to the Purchase Price.

8.4.2 Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in Section 8.3 until the total of all Damages with respect to such matters exceeds $250,000. In addition, the aggregate amount of Damages payable by Buyer pursuant to Section 8.3 shall be limited to $15,000,000.

8.5 TIME LIMITATIONS. If the Closing occurs, Seller will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, or for any other matter pursuant to which Seller indemnifies Buyer, other than those in Sections 2.1.1, 2.2, 2.3, 2.12 and 5.5 unless on or before the date that is one year and six months after the Closing Date, Buyer notifies Seller of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; a claim with respect to Section 2.1, 2.2, 2.3, 2.12 and 5.5 may be made at any time until 60 days following the close of the applicable statute of limitations (including any tolling thereof) has expired. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the date eighteen (18) months after the Closing Date Seller notifies Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Seller.

8.6 INSURANCE AND OTHER PROCEEDS. The parties shall take into account insurance proceeds received by the Buyer from the policy described in part 8.11 of the Schedule and from any other policy of insurance (together with the anticipated effect on future premiums to be paid by Buyer) when determining the amount of Damages subject to indemnification.

8.7 ESCROW; RIGHT OF SET-OFF. Upon notice to Seller specifying in reasonable detail the basis for such set-off, Buyer may give notice of a claim for Damages in such amount under the Escrow Agreement. The failure to give a notice of a claim of Damages under the Escrow Agreement will not constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

8.8 PURCHASE PRICE ADJUSTMENT. Any indemnification payment required to be made by Seller pursuant to the terms of Section 8.2 to an Indemnified Party shall be considered an adjustment to the Purchase Price.

8.9 CLAIMS INVOLVING THIRD PARTIES.

8.9.1 Except with respect to matters set forth in clause (v) of Section 8.2 (of which Seller already has notice), promptly after receipt by an indemnified party under Section 8.2 or 8.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is materially prejudiced by the indemnifying party's failure to give such notice.

8.9.2 If any Proceeding referred to in Section 8.9.1 is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding (or the Proceeding is listed in EXHIBIT 8.2), the indemnifying party will be entitled to participate in such

Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this
Section 8 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person made by or against the indemnified party,
(B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (C) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within twenty days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

8.9.3 Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

8.9.4 Seller hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Seller with respect to such a claim anywhere in the world.

8.10 PROCEDURE FOR INDEMNIFICATION-OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

8.11 SELLER'S INDEMNIFICATION. The indemnification obligations of the Seller shall be insured by a policy in substantially the form in part 8.11 of the Schedule. All premiums payable pursuant to such policy shall be paid by Seller at or prior to the Closing.


                             SECTION 9 MISCELLANEOUS

9.1 TERMINATION. This Agreement may, by notice given to the other party prior to or at the Closing, be terminated:

9.1.1 by either Buyer or Seller if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

9.1.1.1 by Buyer if any of the conditions in Section 6 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in Section 7 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

9.1.2 by mutual consent of Buyer and Seller; or

9.1.3 by either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate the Agreement to comply fully with its obligations under this Agreement) on or before the 60th day after the date of this Agreement, or such later date as the parties may agree upon.

9.2 EFFECT OF TERMINATION. Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If the Contemplated Transactions are terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the provisions of Sections 9 will survive; PROVIDED, HOWEVER, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

9.3 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given immediately if delivered personally or telecopied (which is confirmed), five days after the date of mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, or the day following the date of sending by an overnight courier service, such as Federal Express, to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

         If to Buyer:                  Cherokee International, LLC
                                       2841 Dow Avenue
                                       Tustin, California  92780
                                       Attn: R. Van Ness Holland, Jr.
                                       Chief Financial Officer
                                       Telephone: (714) 508-2043
                                       Telecopy: (714) 508-5843

         With copies to:               Skadden, Arps, Slate, Meagher & Flom, LLP
                                       300 South Grand Ave., Suite 3400
                                       Los Angeles, California 90071
                                       Attn: Jeffrey H. Cohen
                                       Telephone: (213) 687-5288
                                       Telecopy: (213) 687-5600

                                       and

                                       GFI Energy Ventures LLC
                                       11611 San Vicente Boulevard, Suite 710
                                       Los Angeles, California  90049
                                       Attn: Ian A. Schapiro
                                       Telephone: (310) 442-0542
                                       Telecopy: (310) 442-0540

         If to Seller:                 David R McLemore
                                       Chief Executive Officer
                                       P.O. Box 2081
                                       3800 CB Amersfoort
                                       The Netherlands
                                       Telephone: 31 33 4225 902
                                       Telecopy: 31 33 4225 990

         With a copy to:               Armstrong Teasdale LLP
                                       One Metropolitan Square
                                       St. Louis, Missouri 63102
                                       Attn.: A.J. Chivetta
                                       Telephone: (314) 342-8009
                                       Telecopy: (314) 621-5065

9.4 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

9.5 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of Belgium, each party hereto consents to the exclusive jurisdiction of the courts within Belgium. Notwithstanding the foregoing sentence, the Letter Agreement between the parties, substantially in the form attached hereto as EXHIBIT 6.4.10 is a separate, but valid agreement between the parties with respect to the matters set forth therein and shall not be governed by this Section 9.5.

9.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

9.7 PUBLICITY/CONFIDENTIALITY. Except as may be required by law, no press releases or other announcements shall be made by either party with respect to the Contemplated Transactions without the prior approval of the other party. Seller and Buyer will consult with each other concerning the means by which the Acquired Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication. The obligations of Buyer under that certain Confidentiality Agreement, dated December 10, 1999, as amended, shall remain in effect until Closing.

9.8 COMPLETE AGREEMENT. This Agreement and the exhibits, schedules, and Recitals hereto contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersede all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings. Notwithstanding the foregoing sentence, the Letter Agreement between the parties, substantially in the form attached hereto as EXHIBIT 6.4.10 is a separate, but valid agreement between the parties with respect to the matters set forth therein and shall not be invalidated by this Section 9.8.

9.9 MODIFICATIONS, AMENDMENTS AND WAIVERS. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this

Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party;
(b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

9.10 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless otherwise indicated, all monetary amounts are in United States Dollars.

9.11 SEVERABILITY. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

9.12 PAYMENT OF EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Buyer will pay one-half and Sellers will pay one-half of the HSR Act filing fee. Sellers will cause the Acquired Companies not to incur any out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

9.13 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statue or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

9.14 U.S. DOLLARS. All monetary amounts herein, unless otherwise stated, are denominated in U.S. dollars. Unless otherwise stated, the amount of any monetary payment or measurement (whether expressed as indebtedness, value or otherwise) referred to in this Agreement shall be as though such payment or measurement were first converted to U.S. dollars in accordance with this Section 9.14. Conversion of any currency into U.S. dollars shall be done according to the most recently published spot conversion rates in the Wall Street Journal on the date such conversion is contemplated to be made.

9.15 SCHEDULE OF EXCEPTIONS AND DISCLOSURES. The disclosures in the Schedule, and those in any supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

9.16 FACSIMILE AND TELECOPIER SIGNATURES. For purposes of executing this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature. On an original document. At the request of any party, any facsimile or telecopy document is to be reexecuted in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section 9.15.


                             SECTION 10 DEFINITIONS

         10.1 DEFINITIONS. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 10:

         "ACCOUNTS RECEIVABLE"--as defined in Section 2.8.

         "ACQUIRED COMPANIES"--the Company, ITS SPRL and all Subsidiaries of either the Company or ITS SPRL, collectively.

         "ACQUISITION PROPOSAL"--any offer or proposal for, or indication of interest in, any acquisition of any interest in any Acquired Company, whether by way of a merger or other transaction involving any equity interest in, or substantial portion of the assets of, such Acquired Company or the acquisition of any capital stock of such Acquired Company.

         "AFFILIATE"--with respect to any Person is any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with that first Person.

         "AGREEMENT"--as defined in the first paragraph of this Agreement.

         "APPLICABLE CONTRACT"--any Contract (a) under which any Acquired Company has or may acquire any rights, (b) under which any Acquired Company has or may become subject to any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is or may become bound.

         "AUDIT"--any audit, assessment of Taxes, other examination by any Tax Authority, proceeding or appeal of such proceeding relating to Taxes.

         "BANK LOAN" -- that loan by Deutsche Morgan Grenfell Bank to the Seller, which loan is secured by the assets and stock of the Acquired Companies, which loan will be repaid pursuant to Section 6.4.9.

         "BBL LOANS" -- those loans to the Acquired Companies more particularly described in part 1.2(a) of the Schedule.

         "BELGIAN GAAP"--as defined in Section 2.7.1.

         "BENEFIT PLANS"--as defined in Section 2.21.1.

         "BEST EFFORTS"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible

         "BUYER"--as defined in the first paragraph of this Agreement.

         "BUYER'S ADVISORS"--as defined in Section 4.1.

         "CHANGE IN TANGIBLE NET WORTH"--the actual difference (whether positive or negative) between the Tangible Net Worth of the Acquired Companies at December 31, 1999, based on the Pro Forma Year End Balance Sheet, and the Closing Tangible Net Worth, based on the Closing Schedule at adjusted in accordance with Section 1.5.3 hereof.

         "CLOSING"--as defined in Section 1.4.

         "CLOSING BANK" -- as defined in Section 1.3.

         "CLOSING DATE"--as defined in Section 1.4.

         "CLOSING SCHEDULE"--as defined in Section 1.5.2.

         "CLOSING TANGIBLE NET WORTH"- the sum of (i) Tangible Net Worth, as of the close of business on the day on which the Closing Date occurs; and
(ii) all cash and cash equivalents as reflected on the balance sheet of the Acquired Companies as at the Closing Date.

         "COMPANY"--as defined in the Recitals of this Agreement.

         "COMPUTER SOFTWARE" --computer software programs, databases and all documentation related thereto.

         "CONSENT"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "CONTEMPLATED TRANSACTIONS"--all of the transactions contemplated by this Agreement, including:

         (a) the sale of the Shares by Seller to Buyer;

         (b) the sale of the SPRL Shares by Seller and Panta Holdings to Buyer;

         (c) the execution, delivery, and performance of the Noncompetition Agreement and the Escrow Agreement;

         (d) the performance by Buyer and Seller of their respective covenants and obligations under this Agreement; and

         (e) Buyer's acquisition and ownership of the Shares and the SPRL Shares and exercise of control over the Acquired Companies.

         "CONTRACT"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "COPYRIGHTS"--U.S., European and foreign registered and unregistered copyrights (including those in computer software and databases), and all registrations and applications to register the same.

         "DAMAGES"--as defined in Section 8.2.

         "DEFECT"--a defect, whether in design, manufacture, processing, or otherwise, which is reasonably likely to be dangerous to a user or consumer and that is reasonably likely to cause harm to a user or consumer as a result of such defect.

         "DEPOSIT"--as defined in Section 1.3.

         "DUTCH GAAP"--as defined in Section 2.7.2.

         "DUTCH SUBSIDIARY"--as defined in the Recitals of this Agreement.

         "EMPLOYEES"--as defined in Section 2.20.1.

         "ENCUMBRANCE"--any charge, claim, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "ENVIRONMENT"--as defined in Section 2.24.8.

         "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

         (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

         (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

         (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

         (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

         "ENVIRONMENTAL LAW"--as defined in Section 2.24.8.

         "EXCLUSIVITY PERIOD" --the period from the date hereof through the Closing Date or the Termination Date.

         "FACILITIES"--any real property, leaseholds, or other interests currently owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently owned or operated by any Acquired Company.

         "GOVERNMENTAL AUTHORIZATION"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "GOVERNMENTAL BODY"--any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or agency:

         "HAZARDOUS MATERIALS"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any mixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "HSR ACT"--the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "INDEMNIFIED PERSON"--as defined in Section 8.2.

         "INTELLECTUAL PROPERTY ASSETS"--all of the Trademarks, Internet domain names, Patents, Copyrights, Trade Secrets, methods, devices, technology, software, industrial designs, proprietary information, know-how, or other intellectual property rights of any type, registered or unregistered, wherever in the world enjoyable relating to the assets of the Acquired Companies of the Schedule or that are used or held for use in connection with the business of any Acquired Company, together with all Licences and other agreements relating to the foregoing.

         "ITS BUSINESS"--as defined in the Recitals of this Agreement.

         "ITS SPRL"--as defined in the Recitals of this Agreement.

         "KNOWLEDGE"--a Person will be deemed to have "Knowledge" of a particular fact or other matter if such Person was, at any time, aware, including after having conducted a reasonable investigation, of such fact or other matter or, in the case of Seller, if any officer or senior manager of Seller or any Acquired Company was, at any time, aware, whether in the course of performing his or her duties, or after having conducted a reasonable investigation, of such fact or other matter. With respect to Seller, such officers and senior managers of Seller and any Acquired Company shall be limited to Jon Shuttleworth, Marcel Miller, Stephane LeDoux, Jules Legros, Jean-Pierre Hermant, Emmanual Orban, Bruno Velaerts and Luc Smismans.

         "LEASE"--each lease pursuant to which any Acquired Company leases any real or personal property, including the Realty Leases.

         "LEGAL REQUIREMENT"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "LICENSES"--all licenses, sublicenses and other agreements pursuant to which the Company has acquired rights in or to any Trademarks, Patents, Copyrights or Trade Secrets and all licenses, sublicenses and other agreements pursuant to which the Company has licensed or transferred the right to use any of the foregoing, other than standard business software licenses

         "MANAGEMENT ACCOUNTS"--as defined in Section 2.7.2.

         "MANAGEMENT ACCOUNT DATE"--as defined in Section 2.11.

         "MATERIAL ADVERSE CHANGE" --as defined in Section 2.15.

         "MATERIAL ADVERSE EFFECT"--a material adverse effect (a) on the business, properties, prospects, assets, liabilities, condition (financial or otherwise) or results of operations of the Acquired Companies taken as a whole or (b) on the ability of the parties hereto, Panta Holdings, or any Acquired Company to consummate the transactions contemplated hereby, as appropriate.

         "NONCOMPETITION AGREEMENTS"--as defined in Section 6.4.1.

         "OCCUPATIONAL SAFETY AND HEALTH LAW"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "ORDER"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation, bylaws and the status of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partner ship of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; (e) the required publication of any of the foregoing; (f) the commercial register records; and (g) any amendment to any of the foregoing.

         "OWNED REAL PROPERTY"--as defined in Section 2.13.

         "PANTA HOLDINGS"--as defined in the Recitals of this Agreement.

         "PATENTS"--issued U.S., European and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extension thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and like statutory rights.

         "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "PERMITS"--as defined in Section 2.18.

         "PERMITTED LIENS"--(a) mortgages or security interests shown on the Pro Forma Year End Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Pro Forma Year End Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current Taxes not yet due, and (d) the BBL Loans, (e) the Wallonne Subsidies, (f) the Bank Loan (which shall be released at Closing) and (g) with respect to real property,
(i) minor imperfections of title, if any, none of which is substantial in amount, materially impairs the use of the property subject thereto, or materially impairs the operations of any Acquired Company, and (ii) zoning laws and other land use restrictions that do not materially impair the present or anticipated use of the property subject thereto.

         "PRELIMINARY SCHEDULE"--the estimated consolidated balance sheet of the Acquired Companies, as of the Closing Date, which shall be prepared on the same basis and using accounting principles, practices and methods consistent with those used to prepare the Pro Forma Year End Balance Sheet, and which shall detail all of the assets and liabilities of the Acquired Companies required to calculate the Tangible Net Worth Difference Estimate, attached hereto as Part 1.2(b) of the Schedule. Up to the Closing Date, the parties may revise the Preliminary Schedule in such manner as they shall mutually agree in order to reflect any change to the Tangible Net Worth of the Acquired Companies between the signing of this Agreement and the Closing.

         "PRO FORMA YEAR END BALANCE SHEET"- Pro Forma December 31, 1999 balance sheet prepared from the audited December 31, 1999 management accounts, adjusted to include all Subsidiaries, attached hereto in part 1.2(b) of the Schedule.

         "PROCEEDING"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "PRODUCT"--any product designed, manufactured, shipped, sold, marketed, distributed and/or otherwise introduced into the stream of commerce by or on behalf of any Acquired Company.

         "PURCHASE PRICE"--as defined in Section 1.2.

         "REAL ESTATE"--as defined in Section 2.13.

         "REALTY LEASE" -- each lease pursuant to which any acquired Company leases any real property.

         "REGULATED SUBSTANCES REQUIRING REMEDIAL ACTION"--as defined in
Section 2.24.8.

         "RELEASE"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

         "REPRESENTATIVE"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "SCHEDULE"--as defined in Section 1.2.

         "SELLER"--as defined in the first paragraph of this Agreement.

         "SELLER'S CLOSING DOCUMENTS"--as defined in Section 2.2.1.

         "SHARES"--as defined in the Recitals of this Agreement.

         "SPRL SHARES"--as defined in Section 1.1.

         "SUBSIDIARIES"--as defined in the Recitals of this Agreement.

         "TANGIBLE NET WORTH"-with respect to the Acquired Companies means the consolidated total of (a) all tangible fixed assets, and (b) all current assets including without limitation all stock, receivables and prepayments except cash and cash equivalent balances less the consolidated total of all liabilities and provisions including without limitation all amounts payable to creditors, accruals and provisions for future liabilities but excluding from liabilities (i) the principal and interest due on any loans made by Seller or its affiliates to any Acquired Company, (ii) the principal and interest due to BBL by the Company an (iii) one half of the unpaid principal of the Wallonne Subsidies all as determined on a consolidated basis in accordance with the accounting principles and practices used in the preparation of the audited Management Accounts. For the avoidance of doubt, the calculation of the Tangible Net Worth as at 31 December 1999 is agreed to be set out in Part 1.2(b) of the Schedule and the Tangible Net Worth at the Closing Date will be consistent in all material respects with that calculation of the Tangible Net Worth as at 31 December 1999 such accruals, prepayments, inventory, receivables, payables, fixed assets or any other amount included within the net amount of tangible net worth and no new category of expense or liability shall be included except for new expenses or liabilities which did not exist at 31 December 1999.

         "TANGIBLE NET WORTH DIFFERENCE ESTIMATE"--the difference (whether positive or negative) between the Tangible Net Worth of the Acquired Companies at December 31, 1999, based on the Pro Forma Year End Balance Sheet, and the Closing Tangible Net Worth, based on the Preliminary Schedule.

         "TAX" or "TAXES"--all United States federal, state and local, European governmental, regional, state and local and foreign taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

         "TAX AUTHORITY"--the Internal Revenue Service and any other domestic or foreign authority responsible for the administration of any Taxes.

         "TAX RETURN" --all United States federal, state, local, and foreign tax returns, declarations, statements, reports, schedules, forms, and information returns and any amended Tax Return.

         "TAXABLE PERIOD"--any period of time used to compute any Taxes due or payable by any Acquired Company.

         "THREATENED"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

         "TRADEMARK"--U.S., European and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and all registrations and applications to register the same and the goodwill of the business symbolized thereby and associated therewith.

         "TRADE SECRETS"--all categories of trade secrets as defined in the Uniform Trade Secrets Act including business information.

         "TREASURY REGULATIONS"--means the regulations promulgated under the Code.

         "WALLONNE SUBSIDIES" -- means all of the subsidies received by the Acquired Companies from the Wallonne Region, each of which subsidies is more particularly described on Section 1.2(a) of the Schedule.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed and delivered as of the date first above written.

SELLER:                                     BUYER:

Panta Electronics B.V.                      Cherokee International, LLC

By: /s/ David R. McLemore                   By: /s/ Ian Schapiro
   ---------------------------------           --------------------------------

Printed Name: /s/ David R. McLemore         Printed Name: Ian Schapiro
             -----------------------                     ----------------------

Title: Director                             Title: Vice President
      ------------------------------              -----------------------------

                                                                  EXHIBIT 4.10

                               INDEMNITY AGREEMENT

         THIS INDEMNITY AGREEMENT, is dated as of ____________, 2000 (the "Closing Date"), by and between _______________________________, a company formed under the laws of _______________ ("Indemnitor"), and Panta Electronics B.V., a private company incorporated under the laws of The Netherlands ("Seller").

                                    RECITALS:

         A. This Indemnity Agreement is executed in connection with that certain Stock Purchase Agreement dated , 2000 (the "Purchase Agreement") between Seller and Cherokee International, LLC, a company formed under the laws of California ("Buyer"). Capitalized terms used in this agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

         B. The Indemnitor has entered into this Indemnity Agreement to indemnify the Seller against any payments made by Seller after the Closing Date related to certain obligations of the Acquired Companies, that are guaranteed by the Seller.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereto agree as follows:

         1. INDEMNIFICATION. Indemnitor shall indemnify defend, and hold harmless Seller against and in respect of any and all payments, costs or expenses, including reasonable attorneys' fees that Seller shall make after the Closing Date, which arise, result from, or relate to, directly or indirectly, the Guarantees. With respect to each of the Guarantees, the obligations of Indemnitor hereunder shall cease and be of no further effect upon the cessation, by written release (or other evidence satisfactory to Seller), of Seller's liability under the Guarantees.

         2. JURISDICTION; SERVICE OF PROCESS. This Indemnity Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York[, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b)], and the Buyer and Seller hereby consent to [the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in the City of New York in connection with claims and proceedings made hereunder.] [arbitration in the borough of Manhattan in the City of New York, under the rules of the American Arbitration Association in connection with claims and proceedings made hereunder.] Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

[parties to decide between court and arbitration before closing]

         3. LEGAL EXPENSES. In case suit shall be brought because of the breach of any covenant herein contained the prevailing party shall be entitled to recover all costs and expenses incurred therefor, including reasonable attorneys' fees.

         4. COUNTERPARTS. This Indemnity Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

         5. SECTION HEADINGS. The headings of sections in this Indemnity Agreement are provided for convenience only and will not affect its construction or interpretation.

         6. WAIVER. The rights and remedies of the parties to this Indemnity Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Indemnity Agreement or the documents referred to in this Indemnity Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Indemnity Agreement or the documents referred to in this Indemnity Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Indemnity Agreement or the documents referred to in this Indemnity Agreement.

         7. EXCLUSIVE AGREEMENT AND MODIFICATION. This Indemnity Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Indemnity Agreement may not be amended except by a written agreement executed by the Indemnitor and the Seller.

         8. RECITALS. The Recitals are true and correct as of the date hereof, constitute a binding part of this Indemnity Agreement and are incorporated herein by this reference.

         IN WITNESS WHEREOF, the parties hereto have caused this Indemnity Agreement to be executed by their duly authorized representatives effective as of the date first-above written.

SELLER:

Panta Electronics B.V.

By:
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------

INDEMNITOR:

----------------------------------------



By:
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------

                                                               EXHIBIT 6.4.1.1

                            NON-COMPETITION AGREEMENT

         This Non-competition Agreement (this "Agreement") is made as of ___________, 2000, by and between Cherokee International, LLC, a company formed under the laws of California ("Buyer"), and Panta Electronics B.V., a private company incorporated under the laws of The Netherlands ("Seller").


                                    RECITALS

         Concurrently with the execution and delivery of this Agreement, Buyer is purchasing from Seller all of the outstanding shares (the "Shares") of common stock of Industrial and Telecommunications Systems S.C.A., a commendatory company on shares incorporated under the laws of Belgium, and Industrial and Telecommunications Systems SPRL, a private company with limited liability incorporated under the laws of Belgium (collectively, the "Acquired Companies") pursuant to the terms and conditions of a stock purchase agreement made as of _________, 2000, (the "Stock Purchase Agreement"). Section 6.4.1 of the Stock Purchase Agreement requires that a noncompetition agreement be executed and delivered by Seller as a condition to the purchase of the Shares by Buyer.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

1. DEFINITIONS

         Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Stock Purchase Agreement.

2. ACKNOWLEDGMENTS BY SELLER

         Seller acknowledges that (a) Seller has occupied a position of trust and confidence with the Acquired Companies prior to the date hereof and has had access to and become familiar with the following items relating to the Acquired Companies, any and all of which, however documented, stored or recorded, constitute confidential information of the Acquired Companies (collectively the "Confidential Information"): (i) any and all trade secrets concerning the business and affairs of the Acquired Companies, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, operating methods and processes and customer requirements, customer lists, price lists, market studies, business plans, computer software and programs, computer software and database technologies, systems, structures and architectures; (ii) any and all information concerning the financial and management affairs of the Acquired Companies (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), (b) the business of the Acquired Companies is international in scope; (c) the Acquired Companies compete with other businesses that are or could be located in any part of the world; (d) Buyer has required that Seller make the covenants set forth in Sections 3 and 4 of this Agreement as a condition to the Buyer's purchase of the Shares owned by Seller; (e) the provisions of Sections 3 and 4 of this Agreement are reasonable and necessary to protect and preserve the Acquired Companies' business; and (f) the Acquired Companies would be irreparably damaged if Seller were to breach the covenants set forth in Sections 3 and 4 of this Agreement.

3. CONFIDENTIAL INFORMATION

Seller agrees that it will not, for a period of three years, disclose to any unauthorized Persons or use for its own account or for the benefit of any third party any Confidential Information (other than Confidential Information that was known to Seller on a non-confidential basis at the time of its receipt from the Acquired Companies) whether Seller has such information embodied in writing or other physical form, without Buyer's written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of Seller's fault or the fault of any other Person bound by a duty of confidentiality to Buyer except: (a) as required by law or an applicable regulatory authority; (b) is rightfully received from a third party who did not acquire or disclose such information by a wrongful or tortious act; or (c) is or was independently developed by Seller without reference to any Confidential Information.

If Seller determines that it is required by law or an applicable regulatory authority to disclose Confidential Information to any Governmental Body with jurisdiction over it, Seller will give the Buyer prompt written notice sufficient to allow the Buyer or the Acquired Companies to seek a protective order or other appropriate remedy. Seller will use all reasonable efforts (at the sole cost and expense of the Buyer) to support any such efforts of Buyer. Seller will disclose only such information as is required by the Governmental Body and will use its best efforts to obtain confidential treatment for any Confidential Information that is so disclosed.

4. NONCOMPETITION

         As an inducement for Buyer to enter into the Stock Purchase Agreement and as additional consideration for the consideration to be paid to Seller under the Stock Purchase Agreement, Seller agrees that:

         (a) For a period of three years after the Closing:

         (i) Seller will not, directly or indirectly, either for its own account or for the account of any other Person engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Acquired Companies; provided, however, that Seller may purchase or otherwise acquire up to (but not more than) three percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange. Seller agrees that this covenant is reasonable with respect to its duration, geographical area, and scope.

         (ii) Seller will not, directly or indirectly, either for its own account or for the account of any other Person (A) induce or attempt to induce any employee of an Acquired Company to leave the employ of such Acquired Company, (B) in any way interfere with the relationship between an Acquired Company and any employee of such Acquired Company, (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of an Acquired Company, or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of an Acquired Company to cease doing business with such Acquired Company, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of an Acquired Company.

         (iii) Seller will not, directly or indirectly, either for its own account or for the account of any other Person including Advent International, solicit the business of any Person known to Seller to be a customer of an Acquired Company as of the Closing Date, whether or not Seller had contact with such Person, with respect to products or activities which compete in whole or in part with the products or activities of any of the Acquired Companies;

         (b) In the event of a breach by Seller of any covenant set forth in Subsection 4(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach; and

         (c) Seller will not, at any time during the period set in Section 4(a) as modified by 4(b) (the "Non-Compete Period"), disparage Buyer or the Acquired Companies, or any of their shareholders, members, directors, officers, employees, affiliates, or agents.

5. REMEDIES

         If Seller breaches the covenants set forth in Sections 3 or 4 of this Agreement, Buyer and the Acquired Companies will be entitled to the following remedies:

         (a) Damages from Seller;

         (b) In addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 3 and 4 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Buyer and the Acquired Companies and would be an inadequate remedy for such breach.

         (c) The rights and remedies of the parties to this Agreement are cumulative and not alternative.

6. SUCCESSORS AND ASSIGNS

         This Agreement will be binding upon Buyer, the Acquired Companies and Seller and will inure to the benefit of Buyer and the Acquired Companies and their affiliates, successors and assigns and Seller and Seller's affiliates, successors and assigns.

7. WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

8. GOVERNING LAW

         This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of Belgium.

9. JURISDICTION; SERVICE OF PROCESS

         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of Belgium, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

10. SEVERABILITY

         Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 4 of this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Seller.

11. COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

12. SECTION HEADINGS, CONSTRUCTION

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

13. NOTICES

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b)sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         If to Seller:           David R McLemore
                                 Chief Executive Officer
                                 P.O. Box 2081
                                 3800 CB Amersfoort
                                 The Netherlands

         with a copy to:         Armstrong Teasdale LLP
                                 One Metropolitan Square, Suite 2600

                                 St. Louis, Missouri  63102
                                 Attn:  A.J. Chivetta

         If to Buyer:            Cherokee International, LLC
                                 2841 Dow Avenue
                                 Tustin, California  92780
                                 Attn: R. Van Ness Holland, Jr.
                                       Chief Financial Officer


         with copies to:         Skadden, Arps, Slate, Meagher & Flom, LLP
                                 300 South Grand Avenue, Suite 3400
                                 Los Angeles, California  90071
                                 Attn: Jeffrey H. Cohen

                                 and

                                 GFI Energy Ventures LLC
                                 11611 San Vicente Boulevard, Suite 710
                                 Los Angeles, California 90049
                                 Attn: Ian A. Schapiro

14. ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements and understandings between Buyer and Seller with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

CHEROKEE INTERNATIONAL, LLC


By:
   -------------------------------------
Printed Name:
             ---------------------------
Title:
      ----------------------------------


PANTA ELECTRONICS B.V.


By:
   -------------------------------------
Printed Name:
             ---------------------------
Title:
      ----------------------------------

                                                               EXHIBIT 6.4.1.2

                            CONFIDENTIALITY AGREEMENT

         This Confidentiality Agreement (this "Agreement") is made as of ___________, 2000, by and between Cherokee International, LLC, a company formed under the laws of California ("Cherokee"), and Advent International plc, a company registered in England ("Advent").

                                    RECITALS

         Concurrently with the execution and delivery of this Agreement, Cherokee is purchasing from Panta Electronics B.V., a private company incorporated under the laws of The Netherlands ("Seller") all of the outstanding shares (the "Shares") of common stock of Industrial and Telecommunications Systems S.C.A., a commendatory company on shares incorporated under the laws of Belgium, and Industrial and Telecommunications Systems SPRL, a private company with limited liability incorporated under the laws of Belgium (collectively, the "Acquired Companies") pursuant to the terms and conditions of a stock purchase agreement made as of _________, 2000, (the "Stock Purchase Agreement"). Section
6.4.1 of the Stock Purchase Agreement requires that a confidentiality agreement be executed and delivered by Advent as a condition to the purchase of the Shares by Cherokee.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

1. DEFINITIONS

         Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Stock Purchase Agreement.

2. ACKNOWLEDGMENTS BY ADVENT

         Advent acknowledges that the following items relating to the Acquired Companies, any and all of which, however documented, stored or recorded, constitute confidential information of the Acquired Companies, (collectively the "Confidential Information"): (i) any and all trade secrets concerning the business and affairs of the Acquired Companies, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, operating methods and processes and customer requirements, customer lists, price lists, market studies, business plans, computer software and programs, computer software and database technologies, systems, structures and architectures; and (ii) any and all information concerning the financial and management affairs of the Acquired Companies (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), (b) the business of the Acquired Companies is international in scope; (c) the Acquired Companies compete with other businesses that are or could be located in any part of the world; (d) Cherokee has required that Advent make the covenants set forth in Section 3 of this Agreement as a condition to Cherokee's purchase of the Shares owned by Seller; (e) the provisions of Section 3 of this Agreement are reasonable and necessary to protect and preserve the Acquired Companies' business; and (f) the Acquired Companies would be irreparably damaged if Advent were to breach the covenants set forth in Section 3 of this Agreement.

3. CONFIDENTIAL INFORMATION

         Advent agrees that it will not, for a period of two years, disclose to any unauthorized Persons or use for its own account or for the benefit of any third party any Confidential Information (other than Confidential Information that was known to Advent on a non-confidential basis at the time of its receipt from the Acquired Companies) whether Advent has such information embodied in writing or other physical form, without Cherokee's written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of Advent's fault or the fault of Seller, Panta Holdings, Humphrey W. Battcock or Christopher M.W.
Stacey: (a) as required by law or an applicable regulatory authority; (b) is rightfully received from a third party who did not acquire or disclose such information by a wrongful or tortious act; (c) in the normal course of reporting to investors in the funds advised by Advent (provided, however, that such reports shall be of a scope and nature consistent with past practice);or (d) is or was independently developed by Advent without reference to any Confidential Information.

         If Advent determines that it is required by law or an applicable regulatory authority to disclose Confidential Information to any Governmental Body with jurisdiction over it, Advent will give Cherokee prompt written notice sufficient to allow Cherokee or the Acquired Companies to seek a protective order or other appropriate remedy. Advent will use all reasonable efforts (at the sole cost and expense of Cherokee) to support any such efforts of Cherokee. Advent will disclose only such information as is required by the Governmental Body and will use its best efforts to obtain confidential treatment for any Confidential Information that is so disclosed.

4. REMEDIES

         If Advent breaches the covenants set forth in Section 3 of this Agreement, Cherokee and the Acquired Companies will be entitled to the following remedies:

         (a) Damages from Advent;

         (b) In addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Section 3 of this Agreement, it being agreed that money damages alone would be inadequate to compensate Cherokee and the Acquired Companies and would be an inadequate remedy for such breach.

         (c) The rights and remedies of the parties to this Agreement are cumulative and not alternative.

5. SUCCESSORS AND ASSIGNS

         This Agreement will be binding upon Cherokee, the Acquired Companies and Advent and will inure to the benefit of Cherokee and the Acquired Companies and their affiliates, successors and assigns and Advent and Advent's affiliates, successors and assigns.

6. WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,(a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

7. GOVERNING LAW

         This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of Belgium.

8. JURISDICTION; SERVICE OF PROCESS

         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of Belgium, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

9. SEVERABILITY

         Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 3 of this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Advent.

10. COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

11. SECTION HEADINGS, CONSTRUCTION

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

12. NOTICES

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         If to Advent:              Humphrey Battcock
                                    Advent International plc
                                    Director
                                    123 Buckingham Palace Road
                                    London SW1W 9SL

         with a copy to:            Armstrong Teasdale LLP
                                    One Metropolitan Square, Suite 2600

                                    St. Louis, Missouri  63102
                                    Attn: A.J. Chivetta

         If to Cherokee:            Cherokee International, LLC
                                    2841 Dow Avenue
                                    Tustin, California  92780
                                    Attn: R. Van Ness Holland, Jr.
                                          Chief Financial Officer

         with copies to:            Skadden, Arps, Slate, Meagher & Flom, LLP
                                    300 South Grand Avenue, Suite 3400
                                    Los Angeles, California  90071
                                    Attn: Jeffrey H. Cohen
                                          and
                                    GFI Energy Ventures LLC
                                    11611 San Vicente Boulevard, Suite 710
                                    Los Angeles, California 90049
                                    Attn: Ian A. Schapiro


13. ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements and understandings between Cherokee and Advent with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


CHEROKEE INTERNATIONAL, LLC              ADVENT INTERNATIONAL


By:                                      By:
   ----------------------------------       ----------------------------------

Printed Name:                            Printed Name:
             ------------------------                 ------------------------

Title:                                   Title:
      -------------------------------          -------------------------------

                                                                 EXHIBIT 6.4.2

                            ESCROW AGREEMENT

         This Escrow Agreement, dated as of ____________, 2000 (the "Closing Date"), by and between [Cherokee International, LLC], a company formed under the laws of [California] ("Buyer"), Panta Electronics B.V., a private company incorporated under the laws of The Netherlands ("Seller"), and Deutsche Bank, a [bank organized under the laws of ], as escrow agent ("Escrow Agent").

         This is the Escrow Agreement referred to in the Stock Purchase
Agreement dated           , 2000 (the "Purchase Agreement") between Buyer and
Seller. Capitalized terms used in this agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

         The parties, intending to be legally bound, hereby agree as follows:

1.       ESTABLISHMENT OF ESCROW

a. Buyer is depositing with Escrow Agent an amount equal to $150,000 in immediately available funds (as increased by any earnings thereon and as reduced by any disbursements, amounts withdrawn under Section 3(c), or losses on investments, the "Escrow Fund").
Escrow Agent acknowledges receipt thereof.

b. Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

2.       INVESTMENT OF FUNDS

         Except as Buyer and Seller may from time to time jointly instruct Escrow Agent in writing, the Escrow Fund shall be invested from time to time, to the extent possible, in United States Treasury bills having a remaining maturity of 90 days or less and repurchase obligations secured by such United States Treasury bills, with any remainder being deposited and maintained in a money market deposit account with Escrow Agent, until disbursement of the entire Escrow Fund. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Fund consisting of investments to provide for payments required to be made under this Agreement.

3.       CLAIMS

a. If (i) Buyer and Seller or (ii) either Buyer or Seller and the CPA Firm give a notice to Escrow Agent (a copy of such notice shall be delivered to the party that did not author such notice) stating that Buyer is entitled to payments in a specific amount (the "Adjustment Amount") as determined in accordance with
Section 1.5.3 of the Purchase Agreement, on the tenth business day following such notice Escrow Agent shall pay to Buyer the dollar amount so specified from (and only to the extent of) the Escrow Fund. Escrow Agent shall not inquire into or consider whether the Adjustment Amount has been determined in accordance with the requirements of the Purchase Agreement.

b. From time to time on or before [ ], Buyer may give notice (a "Notice") to Seller and Escrow Agent specifying in reasonable detail the nature and dollar amount of any claim (a "Claim") it may have under Section 8 of the Purchase Agreement; Buyer may make more than one Claim with respect to any underlying state of facts. If Seller gives notice to Buyer and Escrow Agent disputing any Claim (a "Counter Notice") within 30 days following receipt by Escrow Agent of the Notice regarding such Claim, such Claim shall be resolved as provided in
Section 3(c). If no Counter Notice is received by Escrow Agent within such 30-day period, then the dollar amount of damages claimed by Buyer as set forth in its Notice shall be deemed established for purposes of this Escrow Agreement and the Purchase Agreement and, at the end of such 30-day period, Escrow Agent shall pay to Buyer the dollar amount claimed in the Notice from (and only to the extent of) the Escrow Fund. Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Purchase Agreement.

c. If a Counter Notice is given with respect to a claim, Escrow Agent shall make payment with respect thereto only in accordance with (i) joint written instructions of Buyer and Seller or (ii) a final non-appealable order of a court of competent jurisdiction. Escrow Agent shall act on such court order without further question.

4.       TERMINATION OF ESCROW

         On ___________, Escrow Agent shall pay and distribute the then amount of Escrow Fund to Seller, unless (i) any Claims are then pending, in which case an amount equal to the aggregate dollar amount of such Claims (as shown in the Notices of such Claims) shall be retained by Escrow Agent in the Escrow Fund (and the balance paid to Seller in such proportions) or (ii) Buyer has given notice to Seller and Escrow Agent specifying in reasonable detail the nature of any other Claim it may have under Section 8 of the Purchase Agreement with respect to which it is unable to specify the amount of Damages and the amount of such Claim could potentially exceed the amount remaining in the Escrow Fund, in which case the entire Escrow Fund shall be retained by Escrow Agent, in either case until it receives joint written instructions of Buyer and Seller or a final non-appealable order of a court of competent jurisdiction as contemplated by Section 3(c). If the Escrow Fund is retained in accordance with the previous sentence, Buyer and Seller will instruct the Escrow Agent to release that portion of the Escrow Fund that exceeds the amount of any such Claim as soon as the amount of such Claim is reasonably ascertainable.

5.       DUTIES OF ESCROW AGENT

a. Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

b. Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund, or any loss of interest incident to any such delays.

c. Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

d. Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

e. Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from this Escrow Fund shall be subject to withholding regulations then in force with respect to relevant taxes. The parties hereto will provide Escrow Agent with appropriate forms for tax identification number certification, or non-resident alien certifications. This
Section 5(e) and Section 5(b) shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

f. Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

g. Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

h. Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

i. In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Fund until Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Fund or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Escrow Agent shall act on such court order without further question.

j. Buyer and Seller shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in the amount of $[ ] at the time of execution of this Agreement and $[ ] annually thereafter and agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any such compensation and reimbursement to which Escrow Agent is entitled shall be borne 50% by Buyer and 50% by Seller. Any fees or expenses of Escrow Agent or its counsel that are not paid as provided for herein may be taken from any property held by Escrow Agent hereunder.

k. No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

l. The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depositary Trust Company and the Federal Reserve Book Entry System.

6.       LIMITED RESPONSIBILITY

         This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

7.       OWNERSHIP FOR TAX PURPOSES

         Seller agrees that, for purposes of federal and other taxes based on income, Seller will be treated as the owner of 100% of the Escrow Fund, and that Seller will report all income, if any, that is earned on, or derived from, the Escrow Fund as its income, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

8.       NOTICES

         All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         If to Buyer:        [Cherokee International, LLC]
                             2841 Dow Avenue
                             Tustin, California 92780
                             Attn: R. Van Ness Holland, Jr.
                             Chief Financial Officer

         With copies to:     Skadden, Arps, Slate, Meagher & Flom LLP
                             300 South Grand Ave., Suite 3400
                             Los Angeles, California 90071
                             Attn: Jeffrey H. Cohen

                             and

                             GFI Energy Ventures LLC

                             11611 San Vicente Boulevard, Suite 710
                             Los Angeles, California 90049
                             Attn: Ian A. Schapiro


         If to Seller:       David R. McLemore
                             Chief Executive Officer
                             P.O. Box 2081
                             3800 CB Amersfoort
                             The Netherlands

         With a copy to:     Armstrong Teasdale LLP
                             One Metropolitan Square
                             St. Louis, Missouri 63102
                             Attn: A.J. Chivetta

         If to Escrow Agent:
                             ---------------------------

                             ---------------------------

                             ---------------------------
                             Attn:

9.       JURISDICTION; SERVICE OF PROCESS

         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties only in the courts of [United Kingdom] and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

10.      COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

11.      SECTION HEADINGS

         The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

12.      WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

13.      EXCLUSIVE AGREEMENT AND MODIFICATION

         This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Buyer, the Seller and the Escrow Agent.

14.      GOVERNING LAW

         This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of [the United Kingdom].

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                             SELLER:

                             Panta Electronics, B.V.


                             By:
                                ------------------------------------

                             Printed Name:
                                          --------------------------

                             Title:
                                   ---------------------------------


                             BUYER:


                             ---------------------------------------

                             By:
                                ------------------------------------

                             Printed Name:
                                          --------------------------

                             Title:
                                   ---------------------------------


                             ESCROW AGENT:


                             ---------------------------------------

                             By:
                                ------------------------------------

                             Printed Name:
                                          --------------------------

                             Title:
                                   ---------------------------------

                                                               EXHIBIT 6.4.3.1

                MATTERS OPINED TO BY SELLER'S BRUSSELS COUNSEL

         Seller's Brussels counsel, Baker McKenzie, Brussels, shall opine to the following matters, subject to such definitions, assumptions and limitations as the opining counsel and Buyer shall agree upon, and review of the final Stock Purchase Agreement, Escrow Agreement, Noncompetition Agreements, Confidentiality Agreements and releases of the Panta Debt (collectively, the "CONTRACTUAL DOCUMENTS"):

1. ITS SCA has been duly incorporated and is validly existing as a ("SOCIETE EN COMMANDITE PAR ACTIONS"/"COMMANDITAIRE VENNOOTSCHAP OP AANDELEN") under the laws of Belgium.

2. ITS SPRL has been duly incorporated and is validly existing as a ("SOCIETE PRIVEE A RESPONSABILITE LIMITEE"/"BESLOTEN VENNOOTSCHAP MET BEPERKTE AANSPRAKELIJKHEID") under the laws of Belgium.

3. Neither the execution and delivery of the Contractual Documents will, except and subject to as set forth in the Contractual Documents and the Schedules or other annexes and exhibits thereto,
         (a) violate, conflict with or constitute a breach by either the Seller, Panta Holdings, ITS SCA or ITS SPRL of (i) the respective Articles of Association of the ITS SCA or ITS SPRL (the "Companies"), (ii) any Applicable Contract, (iii) any rule of Belgian law of a mandatory nature ("VAN DWINGEND RECHT") that is applicable to the transfer of the Shares and SPRL Shares to the Buyer (iv) any judgment, decree or award known to us by which any of the Companies is bound, (b) to the best of our knowledge result in the imposition of any lien against any asset of the Companies, (c) to the best of our knowledge, permit or cause the acceleration of the maturity of any debt or capital lease obligation of the Companies.

4.       The registered capital of ITS SCA and ITS SPRL is as set forth in
         Section 2.3 of the Agreement and Part 2.3 of the Schedule thereto. The Shares and SPRL Shares have been duly authorized and validly issued and are fully paid and the holders thereof are not held for more than the subscription price of such shares, except the SPRL Shares, which have been paid only to one-third of their nominal value. The Shares and SPRL Shares have not been issued in violation of any preemptive or preferential subscription rights. As of the date hereof, the Seller owns 219,066 of the Shares, numbered 2 through 219,067, and ITS SPRL owns one (1) of the Shares numbered 1. The Seller owns 749 of the SPRL Shares, numbered 1 through 749, and Panta Holdings owns 1 of the SPRL Shares, numbered 750.

5. Except as set forth in the Contractual Documents and the Schedules or other annexes and exhibits thereto, and to the best of our knowledge, no consents, approvals, authorizations, notices, filings, registrations or qualifications with any governmental authority in Belgium are required under Belgian law by the Seller and Panta Holdings as a necessary condition for the due execution, delivery and performance by the Seller of the Contractual Documents.

6. Except as set forth in the Contractual Documents and the Schedules or other annexes and exhibits thereto, and to the best of our knowledge, there is no action, claim, suit, citation or proceeding pending or affecting ITS SCA or ITS SPRL by or before any court, arbitrator or governmental body or agency in Belgium seeking to restrain, enjoin, prevent the consummation of the Contractual Documents or the transactions contemplated thereby.

                                                               EXHIBIT 6.4.3.2

                       MATTERS OPINED TO BY SELLER'S AMSTERDAM COUNSEL

         Seller's Amsterdam counsel, Baker McKenzie, Amsterdam, shall opine to the following matters, subject to such definitions, assumptions and limitations as the opining counsel and Buyer shall agree upon, and review of the final Stock Purchase Agreement, Escrow Agreement, Noncompetition Agreements, Confidentiality Agreements and releases of the Panta Debt (collectively, the "DOCUMENTS"):


1. The Seller is a private limited liability company duly organised, validly existing and duly registered with the appropriate Commercial Register under the laws of the Netherlands. Panta Holdings is a private limited liability company duly organized, validly existing and duly registered with the appropriate Commercial Register under the laws of the Netherlands.

2. The Seller has all requisite corporate or other power to execute and deliver, and to perform its obligations under the Documents. Panta Holdings has all requisite corporate or other power to perform its obligations contemplated under the Documents.

3. The execution, delivery and performance by Seller of the Documents and its obligations contemplated under the Documents has been duly authorized by all necessary corporate or other action on the part of the Seller. The performance by Panta Holdings of its obligations contemplated under the Documents has been duly authorised by all necessary corporate or other action on the part of Panta Holdings.

4. The Documents have been duly executed and delivered by the Seller and constitute legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their terms.

5. Under conflict of law principles of the Netherlands, the stated choice of Belgian law to govern the Documents will be honoured by the courts of the Netherlands and the Documents will be construed in accordance with, and will be treated as being governed by, the Belgian law.

6. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the Netherlands is required on the part of the Seller for the execution, delivery or performance by the Seller of the Documents. No Authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the Netherlands is required on the part of Panta Holdings for the performance by Panta Holdings of the transactions contemplated by the Documents.

7. The execution, delivery and performance by the Seller of, and the consummation by the Seller of the transactions contemplated by, the Documents to which the Seller is a party do not and will not (a) violate any provision of the Organizational Documents of the Seller,
         (b) violate any applicable law, rule or regulation of the Netherlands, (c) require any consent under any law, decree or regulation of general application in the Netherlands and (d) violate any judgement, decree or award by a court or arbitrator or governmental or administrative body or agency in the Netherlands known to us by which Seller or any of its assets is bound. The performance by Panta Holdings of the transactions contemplated by the Documents does not and will not (a) violate any provision of the Organizational Documents of Panta Holdings, (b) violate any applicable law, rule or regulation of the Netherlands, (c) require any consent under any law, decree or regulation of general application in the Netherlands and (d) violate any judgement, decree or award by a Dutch court, a court or arbitrator or governmental or administrative body or agency in the Netherlands known to us by which Panta Holdings or any of its assets is bound.

8. The Documents constitute direct and unconditional general obligations of the Seller and rank in right of payment at least pari passu with all other unsecured indebtedness of the Seller except for any indebtedness which is preferred by any mandatory provision of law.

9. The Documents are in proper legal form under the law of the Netherlands for the enforcement thereof against Panta Holdings under such law. No taxes imposed by the Netherlands or any political subdivision are required to be paid and no notarization is required, for the validity and enforceability of the Documents.

10. There is no action, claim, suit, citation or proceeding pending, threatened against or affecting either the Seller or Panta Holdings or any of their respective properties or assets known to us by or before any court, arbitrator or governmental or administrative body or agency in the Netherlands seeking to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Documents or the transactions contemplated thereby.

                                                                 EXHIBIT 6.4.8

                                PANTA ELECTRONICS B.V.

                           CERTIFICATE OF DAVID R. MCLEMORE


                  The undersigned, David R. McLemore, Chief Executive Officer of Panta Electronics B.V., does hereby certify as required by Section 6.4.8 of the Stock Purchase Agreement (the "AGREEMENT"), dated May , 2000, by and among Cherokee International, LLC, a company formed under the laws of California (the "BUYER"), and Panta Electronics B.V., a private company incorporated under the laws of the Netherlands (the "SELLER"), that:

         1. each of the representations and warranties of Seller contained in the Agreement that are qualified as to materiality were and are true and complete and any such representations and warranties that are not so qualified were and are true and complete in all material respects, without giving effect to any supplement to the Schedule, in each case as of the date of the Agreement and as of the Closing Date, except for representations and warranties which are expressly made as of a particular date;

         2. each of the obligations of Seller to be performed by it on or before the Closing Date pursuant to the terms of the Agreement has been duly performed, in all material respects on or before the Closing Date; and

         3. all consents of any Person necessary or desirable to the consummation of the Contemplated Transactions, or without which consummation of the Contemplated Transactions could result in a breach or violation of or under any Contract or Legal Requirement, including consents from parties to loans, Contracts, Leases or other agreements and consents from any Governmental Body, except for those consents the lack of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, have been obtained, and a copy of each such consent has been or will be provided to Buyer prior to or at the Closing.

                  All capitalized terms not defined herein have the meanings given them in the Stock Purchase Agreement.

                  IN WITNESS WHEREOF, the undersigned has executed this certificate as Chief Executive Officer of Panta Electronics B.V. this___th day of June, 2000.


                                                             _________________
                                                             David R. McLemore

                                                                EXHIBIT 6.4.10

                                            May __, 2000

Panta Electronics B.V.
P.O. Box 2081
3800 CB Amersfoort
The Netherlands
Attention: David R. McLemore

Dear David:

          Reference is made to the Stock Purchase Agreement, dated May 24, 2000 (the "PURCHASE AGREEMENT"), between Cherokee International, LLC (the "BUYER") and Panta Electronics B.V. (the "SELLER"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement. References to sections are intended to refer to the applicable section of the Purchase Agreement.

          The Buyer and Seller hereby agree that in the event that any court, tribunal or dispute resolution forum refuses to enforce the rights and obligations of the parties with respect to claims made under Sections 8.2 and
8.3 for indemnity of Damages consisting of costs of investigation and defense and reasonable attorneys' fees, whether or not involving a third party claim (collectively, the "LEGAL EXPENSES") the parties shall indemnify each other for such Legal Expenses pursuant to this Letter Agreement as though Sections 8.1 through 8.11 were set forth herein.

          This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York[, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b)], and the Buyer and Seller hereby consent to [the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in the City of New York in connection with claims and proceedings relating to Legal Expenses made hereunder.] [arbitration in the borough of Manhattan in the City of New York, under the rules of the American Arbitration Association in connection with claims and proceedings relating to Legal Expenses made hereunder.]

[parties to decide between court and arbitration prior to closing]

          This Letter Agreement shall be legally binding and enforceable on the parties hereto and shall be a separate agreement of the parties, to be construed separately from and in addition to the Purchase Agreement.


                                                     Very truly yours,

                                                     CHEROKEE INTERNATIONAL, LLC

                                                     Name:
                                                          ---------------------
                                                     Title:
                                                           --------------------



ACCEPTED AND AGREED TO:
this ____ of May, 2000

PANTA ELECTRONICS B.V.

By:
   ------------------------------
   Name:
   Title:

                                                                 EXHIBIT 7.3.1

                     MATTERS OPINED TO BY BUYER'S COUNSEL

         Buyer's counsel, Skadden, Arps, Slate, Meagher and Flom LLP shall opine as to the following matters, subject to usual and customary definitions, assumptions and limitations.

     1. The execution, delivery and performance by Buyer of the Agreement and the consummation by Buyer of the transactions contemplated by the Agreement have been duly authorized by all necessary action of the Buyer. The Agreement and all documents contemplated by the Agreement have been duly executed and delivered by the Buyer.


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

                                                                  EXHIBIT 7.3.3

                       CHEROKEE INTERNATIONAL, LLC

                      CERTIFICATE OF IAN A. SCHAPIRO

                  The undersigned, Ian A. Schapiro, the Vice President of Cherokee International, LLC ("BUYER"), does hereby certify as required by
Section 7.3.3 of the Stock Purchase Agreement ("AGREEMENT"), dated May , 2000, by and among Cherokee International, LLC, a company formed under the laws of California, and Panta Electronics B.V., a private company incorporated under the laws of the Netherlands ("SELLER"), that:

                  1. each of the representations and warranties of Buyer contained in the Agreement that are qualified as to materiality were and are true and complete and any such representations and warranties that are not so qualified were and are true and complete in all material respects, without giving effect to any supplement to the Schedule, in each case as of the date of the Agreement and as of the Closing Date, except for representations and warranties which are expressly made as of a particular date; and

                  2. there is no claim, action, suit, investigation or other proceeding instituted after the date of the Agreement by a third party before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the Contemplated Transactions.

                  All capitalized terms not defined herein have the meanings given them in the Stock Purchase Agreement.

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

                  IN WITNESS WHEREOF, the undersigned has executed this certificate as Vice President of Cherokee International, LLC, this __th day of June, 2000.


                                        _________________________________
                                        Ian A Schapiro

                                                                   EXHIBIT 8.2

                    EXISTING CLAIMS AGAINST ITS FOR WHICH
                         SELLER WILL INDEMNIFY BUYER

     1. A claim by Mr. Jacques Mulier relating to allegedly due indemnities.

     2. A claim by Mr. Harry Mabille relating to the amount to which he may be entitled pursuant to the Acquired Company's prepension schemes and allegedly due dismissal indemnities.

     3. A claim by Mr. Emmanuel Boton relating to allegedly due dismissal indemnities.



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